                                                               [EXECUTION COPY]



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                                  $75,000,000


                                CREDIT AGREEMENT


                                  dated as of


                               February 27, 1998


                                     among


                            UNITED AUTO GROUP, INC.,
                                as the Borrower,


                        VARIOUS FINANCIAL INSTITUTIONS,
                                as the Lenders,


                                      and


                            THE BANK OF NOVA SCOTIA,
                            as Administrative Agent.


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



                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of February 27, 1998, is among UNITED AUTO GROUP, INC., a Delaware corporation (the "Borrower"), the various financial institutions from time to time parties hereto (the "Lenders") and THE BANK OF NOVA SCOTIA ("Scotiabank"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.


                                  WITNESSETH:


         WHEREAS, the Borrower is a leading acquirer, consolidator and operator of franchised automobile and light truck dealerships and related businesses, and through its various Subsidiaries (such capitalized term, and other terms used herein, to have the meanings provided in Section 1.1) is engaged in the business of selling and servicing new and used automobiles and light trucks, and related businesses;

         WHEREAS, subject to the terms of this Agreement (including Article V), the Borrower desires to obtain from the Lenders

                  (a) a Term Loan Commitment pursuant to which Borrowings of Term Loans, in a maximum aggregate principal amount not to exceed $50,000,000, will be made to the Borrower prior to the Term Loan Commitment Termination Date;

                  (b) a Revolving Loan Commitment (to include availability for Revolving Loans and Letters of Credit) pursuant to which Borrowings of Revolving Loans, in a maximum aggregate principal amount (together with all Letter of Credit Outstandings) not to exceed $25,000,000, will be made to the Borrower prior to the Revolving Loan Commitment Termination Date;

                  (c) a Letter of Credit Commitment pursuant to which each Issuer will issue Letters of Credit, in a maximum aggregate Stated Amount at any one time outstanding not to exceed $5,000,000 (provided, that the aggregate outstanding principal amount of Revolving Loans and Letter of Credit Outstandings at any time shall not exceed the then existing Revolving Loan Commitment Amount), prior to the Revolving Loan Commitment Termination Date;

with all the proceeds of the Credit Extensions to be used for the purposes specified in Section 7.1.8; and

         WHEREAS, the Lenders and the Issuer are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower and issue (or participate in) Letters of Credit;

         NOW, THEREFORE, the parties hereto agree as follows.


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION I.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acquisition" means an acquisition of an Automobile Dealership.

         "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to
Section 9.4.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly,

                (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election (as applicable) of directors, managing members or general partners; or

                (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

                (a)  the Base Rate in effect on such day; and

                (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate; provided, that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

         "Applicable Margin" means at all times during the applicable periods set forth below

                  (a) with respect to the unpaid principal amount of each Term Loan and Revolving Loan maintained as a Base Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for Base Rate Loans"; and

                  (b) with respect to the unpaid principal amount of each Term Loan and Revolving Loan maintained as a LIBO Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for LIBO Rate Loans":

                                           Applicable         Applicable
                      Leverage              Margin For        Margin For
                        Ratio             Base Rate Loans   LIBO Rate Loans
                        -----             ---------------   ---------------
                  less than or equal          1.75%             2.75%
                    to 3.0:1

                  less than or equal          2.25%             3.25%
                    to 3.5:1 and
                    greater than 3.0:1

                  greater than 3.5:1          2.75%             3.75%

The Leverage Ratio used to compute the Applicable Margin following the Effective Date shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent; changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of
Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter (or within 90 days, in the case of the last Fiscal Quarter of the Fiscal Year), the Applicable Margin from and including the 46th (or 91st, as the case may be) day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin set forth above.

         "Assignee Lender" is defined in Section 10.11.1.

         "Authorized Officer" means, relative to any Obligor, those of its officers, general parties or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuers pursuant to Section 5.1.1.

         "Automobile Dealership" means a business that operates a dealership or dealerships for the retail sales of new and/or used automobiles or trucks and businesses ancillary to the operation of such dealerships owned or operated by the Borrower or its Subsidiaries, including service and parts operations, body shops, the sale of finance, extended warranty and insurance products (including after-market items), the financing of the purchase of new and/or used vehicles and the purchase, sale and servicing of finance contracts for new and/or used vehicles.

         "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York as its base rate for Dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" is defined in the preamble.

         "Borrower Closing Date Certificate" means the closing date certificate executed and delivered by the Borrower pursuant to Section 5.1.6, substantially in the form of Exhibit F hereto.

         "Borrower Fixed Charge Coverage Ratio" means, at any date, the ratio of (a) the sum of distributions to the Borrower from Subsidiaries plus payments to the Borrower from tax- sharing arrangements plus management fees paid to the Borrower plus all other cash income of the Borrower, all calculated for the four consecutive Fiscal Quarters most recently ended on or prior to such date to (b) cash operating expenses of the Borrower (other than any non-recurring expenses incurred in connection with the fees paid or payable by the Borrower to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents on or prior to the Effective Date) for such period including, but not limited to, rental expense, selling, general and administrative expense, interest expense, cash tax payments and cash payments made for scheduled amortization of long term Indebtedness of the Borrower during such period, all calculated on a cash receipts and disbursements basis.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

         "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the London interbank market of the Administrative Agent's LIBOR Office.

         "Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period, but excluding any such additions which are financed by long-term Indebtedness of any of the Borrower's Consolidated Subsidiaries.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which have been classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Change in Control" means

                  (a) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), other than any Principal Shareholder, shall become the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 30% of the Capital Stock of the Borrower on a fully diluted basis; or

                  (b) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

                  (c) the occurrence of any "Change of Control" (or similar term) under (and as defined in) any Sub Debt Document.

         "Commitment" means, as the context may require, a Lender's Term Loan Commitment, Revolving Loan Commitment or Letter of Credit Commitment.

         "Commitment Amount" means, as the context may require, the Term Loan Commitment Amount, the Revolving Loan Commitment Amount, or the Letter of Credit Commitment Amount.

         "Commitment Termination Date" means, as the context may require, the Term Loan Commitment Termination Date or the Revolving Loan Commitment Termination Date.

         "Commitment Termination Event" means

                  (a) the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or

                           (ii) the giving of notice by the Administrative
                  Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

         "Consolidated Debt" means, at any date, without duplication, the outstanding principal amount of all Indebtedness of the Borrower and its Consolidated Subsidiaries of the type referred to in clause (a) (which, in the case of the Loans, shall be deemed to equal the average daily amount of Loans outstanding for the Fiscal Quarter ending on or immediately preceding the date of determination), clause (b) (which, in the case of Letter of Credit Outstandings shall be deemed to equal the average daily amount of Letter of Credit Outstandings for the Fiscal Quarter), clause (c), clause (f) and clause
(g), in each case of the definition of "Indebtedness" (exclusive of intercompany Indebtedness between the Borrower and any of its Subsidiaries or among Subsidiaries). Notwithstanding the foregoing, (a) prior to September 28, 1998, Consolidated Debt shall not include Indebtedness represented by floor plan financing and (b) thereafter, Consolidated Debt shall only include Indebtedness represented by floor plan financing to the extent Guaranteed by the Borrower, exclusive of 50% of such floor plan financing provided by World Omni Financial Corp., Inc. (provided that such excluded amount shall not exceed $37,500,000).

         "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity (other than UnitedAuto Finance Inc., any Encumbered Subsidiary and their respective Subsidiaries) the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Credit Extension" means, as the context may require,

                  (a)  the making of a Loan by a Lender; or

                  (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

         "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

         "Current Assets" means at any date the current assets of the Borrower and its Consolidated Subsidiaries determined as of such date on a consolidated basis.

         "Current Liabilities" means, at any date, (i) the current liabilities of the Borrower and its Consolidated Subsidiaries on a consolidated basis plus
(ii) the current liabilities of any Person (other than the Borrower or any of its Consolidated Subsidiaries) which are Guaranteed by the Borrower or a Consolidated Subsidiary, all determined as of such date.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Designated Subsidiary" means, collectively, at any time (a) a Subsidiary of the Borrower having (together with its Subsidiaries) (i) at least 10% of the total consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent Fiscal Quarter of the Borrower) or (ii) at least 10% of the consolidated revenues of the Borrower and its Subsidiaries for the Fiscal Year of the Borrower then most recently ended;
(b) a "Restricted Subsidiary" as defined in any Sub Debt Document; and (c) UnitedAuto Finance Inc.

         "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "Disbursement" is defined in Section 2.6.2.

         "Disbursement Date" is defined in Section 2.6.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

         "Disposition" (or correlative words such as "Dispose") means any sale, transfer, lease, contribution, or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower's or its Subsidiaries' assets (including accounts receivables and Capital Stock of Subsidiaries) to any other Person (other than to the Borrower or any Subsidiary) in a single transaction or series of transactions.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such Lender's "Domestic Office" set forth opposite its name on Schedule II hereto or in a Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

         "EBITDA" means, for any period, Net Income for such period plus, to the extent deducted in determining Net Income for such period, the aggregate amount of (i) Interest Expense, (ii) consolidated income tax expense (excluding any income tax expense attributable to UnitedAuto Finance Inc. or any Encumbered Subsidiary) and (iii) consolidated depreciation, amortization and other similar non-cash charges (excluding any such items attributable to UnitedAuto Finance Inc. or any Encumbered Subsidiary).

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

         "Encumbered Subsidiary" means any Subsidiary whose ability to declare or pay any dividend or make any other distribution, or to advance or loan funds, to the Borrower is restricted (other than by Permitted Restrictions).

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, or discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "Equity Refinancing" means the redemption or other retirement of Capital Stock of the Borrower exclusively with the proceeds of a substantially simultaneous sale of Capital Stock of the Borrower (other than Redeemable Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

         "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Event of Default" is defined in Section 8.1.

         "Excess Cash Flow" means, for any Fiscal Year, the excess (if any), of
(a) EBITDA for such Fiscal Year over (b) the sum (for such Fiscal Year) of (i) Interest Expense actually paid in cash; plus (ii) any principal repayments of the Loans and any required principal repayments, to the extent actually made, of other Indebtedness; plus (iii) consolidated cash income tax payments (excluding any cash income tax payments attributable to UnitedAuto Finance Inc. or any Encumbered Subsidiary); plus (iv) Capital Expenditures actually made in such Fiscal Year; plus (v) required payments pursuant to acquisition agreements entered into prior to the Effective Date, in connection with Permitted Acquisitions contemplated on the Effective Date (and disclosed to the Administrative on or prior to the Effective Date) or otherwise permitted by the Administrative Agent.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Scotiabank from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the confidential letter, dated February 4, 1998, from Scotiabank to the Borrower.

         "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1998 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

         "Fixed Charge Coverage Ratio" means, at any date, the ratio of (a) the sum of (i) EBITDA for the four consecutive Fiscal Quarters most recently ended on or prior to such date plus (ii) Rental Expense for such period minus (iii) Capital Expenditures for such period to (b) the sum of Interest Expense, consolidated cash income tax payments (excluding any cash income tax payments attributable to UnitedAuto Finance Inc. or any Encumbered Subsidiary) and Rental Expense.

         "Floor Plan Financing Provider" means each provider of floor plan financing of inventory of the Borrower or any of its Subsidiaries.

         "Foreign Pledge Agreement" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Borrower or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Collateral (as defined in a Pledge Agreement).

        "Foreign Subsidiary" means any Subsidiary that is not a U.S. Subsidiary.

        "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "GAAP" is defined in Section 1.4.

        "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods or securities, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness or other obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. It is understood that (i) the obligations of the Borrower under the Support Agreement, dated as of June 28, 1995, between the Borrower and Atlantic Auto Funding Corporation constitute a Guarantee for purposes of this Agreement only to the extent of the accrued liability, if any, of the Borrower for any breach of the representations and warranties of UnitedAuto Finance Inc. contained in Section 4.01(g) of the Receivables Purchase Agreement, dated as of June 28, 1995, between Atlantic Auto Funding Corporation and UnitedAuto Finance Inc., (ii) the obligations of the Borrower under the Support Agreement, dated as of June 14, 1996, between the Borrower and Atlantic Auto Second Funding Corporation constitute a Guarantee for purposes of this Agreement only to the extent of the accrued liability, if any, of the Borrower for any breach of the representations and warranties of UnitedAuto Finance Inc. contained in Section 3.2 of the Purchase Agreement, dated as of June 14, 1996, between Atlantic Auto Second Funding Corporation and UnitedAuto Finance Inc., (iii) the obligations of the Borrower under the Support Agreement, dated on or about February 26, 1998, between the Borrower and UnitedAuto Fourth Funding Corporation constitute a Guarantee for purposes of this Agreement only to the extent of the accrued liability, if any, of the Borrower for any breach of the representations and warranties of UnitedAuto Finance Inc. contained in Section 4.1(g) of the Receivables Sale Agreement, dated on or about February 26, 1998, between UnitedAuto

Fourth Funding Corporation and UnitedAuto Finance Inc. and (iv) the obligations of the Borrower under similar agreements will constitute a guarantee for purposes of this Agreement only to the extent of similar accrued liabilities.

         "Guarantor" means each Person who has executed the Guaranty or becomes a guarantor pursuant to Section 7.1.7.

         "Guaranty" means the guaranty executed and delivered by any U.S. Subsidiary pursuant to the terms of this Agreement, substantially in the form of Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Hazardous Substances" means any toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

                  (a)  which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

         "including" and "include" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person, except to the extent cash collateralized by the Borrower;

                  (c)  all Capitalized Lease Liabilities of such Person;

                  (d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Derivatives Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services excluding trade accounts payable in the ordinary course of business and excluding obligations under earn-out, purchase price adjustment, stock price guaranty and indemnification provisions contained in acquisition agreements, and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                  (g) all Guarantees of any of the foregoing of such Person.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Interest Expense" means, for any period, the interest expense (other than any interest expense with respect to any floor plan financing, but only to the extent reflected in cost of goods sold in accordance with GAAP) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

         "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or
2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Investment" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel, petty cash and similar advances to officers and employees made in the ordinary course of business);

                  (b) any Guarantees of such Person incurred in connection with loans or advances described in clause (a); and

                  (c) any ownership or similar interest held by such Person in any other Person;

provided, however, that amounts owing to the Borrower or any of its Subsidiaries in respect of Derivatives Obligations shall not be considered Investments hereunder. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

         "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

         "Issuer" means Scotiabank in its capacity as issuer of the Letters of Credit. At the request of Scotiabank and with the Borrower's consent (not to be unreasonably withheld), another Lender or an Affiliate of Scotiabank may issue one or more Letters of Credit hereunder.

         "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit D hereto.

         "Lenders" is defined in the preamble and, in addition, shall include any commercial bank, financial institution or other Person that becomes a Lender pursuant to Section 10.11.1.

         "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (a) any Hazardous Substance on, in, under or migrating to or from all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties;

                  (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

                  (c) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

                  (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Substance by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

         "Letter of Credit" is defined in Section 2.1.2.

         "Letter of Credit Commitment" means, with respect to an Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each Revolving Loan Lender, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

         "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $5,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                  (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus

                  (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Debt to (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent's LIBOR Office in the London interbank market as at or about 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan and for a period approximately equal to such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                     LIBO Rate           =               LIBO Rate
                  (Reserve Adjusted)        -----------------------------------
                                              1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such Lender's "LIBOR Office" set forth opposite its name on Schedule II hereto or in a Lender Assignment Agreement, or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

         "Loan Documents" collectively means this Agreement, the Letters of Credit, each Rate Protection Agreement, the Fee Letter, the Pledge Agreement, the Guaranty, each other agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations and each other agreement, certificate, document or instrument delivered in connection with this Agreement or such other Loan Documents, whether or not specifically mentioned herein or therein.

         "Loans" means, as the context may require, a Revolving Loan or a Term Loan, of any type.

         "Material Adverse Effect" means a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (ii) the rights and remedies of the Administrative Agent, any Lender or any Issuer under any Loan Document or (iii) the ability of any Obligor to perform its Obligations under any Loan Document.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Net Debt Proceeds" means, with respect to the sale or issuance by the Borrower or any of its Consolidated Subsidiaries to any Person (other than the Borrower or any of its Consolidated Subsidiaries) of any Indebtedness (other than Indebtedness permitted pursuant to Section 7.2.2) permitted by the Required Lenders after the Effective Date, the excess of:

                  (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from such sale or issuance,

over

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the Borrower in connection therewith.

         "Net Disposition Proceeds" means, with respect to a Permitted Disposition, the excess of

                  (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from any Permitted Disposition,

less

                  (b)  the sum of

                           (i) all reasonable and customary fees and expenses
                  with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Permitted Disposition which have not been paid to Affiliates of the Borrower, and reserves for indemnification obligations related thereto and determined in accordance with GAAP, and

                           (ii) all taxes and other governmental costs and
                  expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such Permitted Disposition;

provided, however, that if, after the payment of all taxes with respect to such Permitted Disposition, the amount of estimated taxes, if any, pursuant to clause (b)(ii) above exceeded the tax amount actually paid in cash in respect of such Permitted Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (f) of Section 3.1.1, as Net Disposition Proceeds.

         "Net Equity Proceeds" means, with respect to the sale or issuance by the Borrower (or, if any, any parent corporation or other entity with which, in either case, the Borrower would be consolidated in accordance with GAAP) to any Person (other than the Borrower or any of its Consolidated Subsidiaries) of any Capital Stock, warrants or options or the exercise of any such warrants or options after the Effective Date, the excess of:

                  (a) the gross cash proceeds received by the Borrower or such parent corporation or other entity from such sale, exercise or issuance (provided, however, that gross cash proceeds received in respect of the exercise of employee stock options shall only be included to the extent that such proceeds exceed $5,000,000 in the aggregate after the Effective Date), over

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the Borrower in connection therewith.

         "Net Income" means, for any fiscal period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, exclusive of (i) any equity in any earnings or loss attributable to UnitedAuto Finance Inc. or any Encumbered Subsidiary except to the extent received in cash by the Borrower or a Consolidated Subsidiary and
(ii) the effect of any extraordinary or other non-recurring gain to the extent such gain exceeds extraordinary or other non-recurring loss.

         "Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date; provided, however, that Net Worth shall be reduced by 80% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Borrower), received by the Borrower from the issuance and sale after the Effective Date of any Capital Stock of the Borrower (other than the proceeds of any issuance and sale of any Capital Stock (i) to a Subsidiary of the Borrower, (ii) which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise ("Redeemable Stock"), (iii) if and to the extent such proceeds are used substantially simultaneously to redeem other Capital Stock of the Borrower (other than Redeemable Stock) or in connection with the conversion or exchange of any Indebtedness of the Borrower into Capital Stock of the Borrower, or (iv) issued pursuant to clause (a) of the definition of "Permitted Acquisition").

         "1933 Act" means the Securities Act of 1933, as amended.

         "Non-U.S. Lender" is defined in clause (d)(i) of Section 4.6.

         "Note" means, as the context may require, a Revolving Note or a Term Note.

         "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with this Agreement and each other Loan Document.

         "Obligor" means, as the context may require, the Borrower and each other Person (other than a Secured Party) obligated under any Loan Document.

         "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Stock.

         "Participant" is defined in Section 10.11.2.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Percentage" means, relative to any Lender, the applicable percentage relating to Revolving Loans or the Term Loan, as the case may be, set forth opposite its name on Schedule II hereto under the applicable column heading or set forth in a Lender Assignment Agreement under the applicable column heading, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1. A Lender shall not have any Commitment to make Revolving Loans or Term Loans (as the case may be) if its percentage under the respective column heading is zero (0%).

         "Permitted Acquisition" means (a) all Acquisitions contemplated by the Borrower's December 4, 1997 Board of Directors presentation materials and (b) with the prior written consent of the Required Lenders, any other Acquisition (whether pursuant to an acquisition of

Capital Stock, assets or otherwise), in each case of clauses (a) and (b), by the Borrower or any Subsidiary from any Person in which all of the following is satisfied:

                  (i) immediately before and after giving effect to such Acquisition, no Default shall have occurred and be continuing or would result therefrom (including under Section 7.2.1);

                  (ii) the sole consideration for any such Acquisition are the proceeds of Loans and/or the Borrower's Capital Stock, the assumption of trade liabilities and/or financed with a Seller Note; provided, that the aggregate amount of Seller Notes at any one time outstanding shall not exceed (A) in the case of clause (a) above, the amount identified to the Administrative Agent prior to the Effective Date in connection with such Acquisitions and (B) in the case of clause (b) above and issued after the Effective Date, $5,000,000 in accordance with clause (g) of Section 7.2.2;

                  (iii) such Acquisition results in a Subsidiary that is not less than 80.1% (or, with respect to any Foreign Subsidiary acquired by the Borrower or another Subsidiary, 51%) owned by the Borrower or another such Subsidiary; and

                  (iv) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to
         Section 7.1.1) giving pro forma effect to the consummation of such Acquisition and evidencing compliance with the covenants set forth in
         Section 7.2.4.

         "Permitted Disposition" means a disposition of assets by the Borrower or any of its Subsidiaries permitted pursuant to Section 7.2.10.

         "Permitted Restrictions" means restrictions on the ability of any Subsidiary to declare or pay any dividend or make other distributions, or to advance or loan funds, to the Borrower (i) as set forth in Item 6.17 of the Disclosure Schedule on the Effective Date, including restrictions imposed by existing floor plan financing arrangements; (ii) pursuant to modifications to any floor plan financing arrangement; provided, that such modifications are not materially more restrictive; (iii) pursuant to Refinancings of any floor plan financing arrangement; (iv) applicable to a Person at the time such Person became a Subsidiary and not created in contemplation of such an event, or contained in Refinancings thereof, (v) resulting from manufacturer-imposed modifications to any franchise agreement or (vi) imposed by applicable law.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is maintained, or contributed to, or has at any time within the preceding five years been maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group.

         "Pledge Agreement" means the pledge agreement executed and delivered by each Obligor party thereto pursuant to Section 5.1.4, substantially in the form of Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Pledged Subsidiary" means, at any time, each Subsidiary in respect of which the Administrative Agent has been granted, at such time, a security interest in and to, or a pledge of, (i) any of the issued and outstanding shares of Capital Stock of such Subsidiary, or (ii) any intercompany notes of such Subsidiary owing to the Borrower or another Subsidiary of the Borrower.

         "Principal Shareholder" means any of the following principal shareholders of the Borrower: Trace International Holdings, Inc., Apollo Advisors, L.P., Harvard Private Capital Group, Inc., J.P. Morgan Capital Corporation and The Equitable Life Assurance Society of the United States or if any Principal Shareholder transfers any or all of its interest in the Borrower to an Affiliate of such Principal Shareholder, such Affiliate.

         "Pro Forma Balance Sheet" is defined in clause (b) of Section 5.1.7.

         "Quarterly Payment Date" means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

         "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower or any of its Subsidiaries under which the counterparty to such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "Refinancing" means, as to any Indebtedness, the incurrence of other Indebtedness to refinance such Indebtedness; provided, that in the case of such other Indebtedness, the following conditions are satisfied:

                  (i) the weighted average interest rate then applicable to such refinancing Indebtedness must be less than or equal to the interest rate then applicable to the Indebtedness being refinanced;

                  (ii) no material terms applicable to such refinancing Indebtedness or (if applicable) the related guarantees of such refinancing Indebtedness shall be more favorable to the refinancing lenders than the terms that are applicable to the Indebtedness being refinanced;

                  (iii) the weighted average life to maturity of such refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, and the first scheduled principal payment in respect of such refinancing Indebtedness shall not be earlier than the first scheduled principal payment in respect of the Indebtedness being refinanced, or the first scheduled principal payment date in respect of such refinancing date is at least six months later than the Stated Maturity Date;

                  (iv) the priority of the security interest in the collateral securing the repayment of such refinancing Indebtedness (if such Indebtedness is to be secured) and the total amount or share of the collateral to be made available to secure such refinancing Indebtedness shall be no more senior or favorable than that which secured the repayment of the Indebtedness being refinanced at the time of such refinancing;

                  (v) the principal amount of such refinancing Indebtedness shall be less than or equal to the principal amount then outstanding of the Indebtedness being refinanced; and

                  (vi) such refinancing Indebtedness may not be incurred if at the time of such refinancing a Default has occurred and is continuing or would result therefrom;

provided, further, that if the Indebtedness being refinanced is Subordinated Debt, then the following conditions must also be satisfied:

                  (vii) the weighted average interest rate then applicable to such refinancing Subordinated Debt must be less than or equal to the interest rate then applicable to the Subordinated Debt being refinanced;

                  (viii) no material terms applicable to such refinancing Subordinated Debt (including covenants, events of default, remedies, acceleration rights and subordination provisions thereof) shall be more favorable to the refinancing lenders than the terms that are applicable under the indenture or loan agreement evidencing the Subordinated Debt in effect immediately prior to such refinancing;

                  (ix) such refinancing Subordinated Debt shall be unsecured Indebtedness of the Borrower; and

                  (x) if applicable, the guarantees of such refinancing Subordinated Debt shall be no more favorable to the refinancing lenders than that of the guarantors relating to the Subordinated Debt being refinanced.

         "Register" is defined in clause (b) of Section 2.7.

         "Registered Holder" is defined in clause (d)(i) of Section 4.6.

         "Reimbursement Obligation" is defined in Section 2.6.3.

         "Release" means a "release", as such term is defined in CERCLA.

         "Rental Expense" means, for any period, the rental expense of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

         "Replacement Lender" is defined in Section 4.10.

         "Required Lenders" means, at any time, Lenders holding more than 50% of the Total Exposure Amount.

         "Restricted Payment" means the payment of any dividend (other than dividends payable solely in common Capital Stock of the Borrower) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrower or any Subsidiary or otherwise, to any Person other than the Borrower or any of its Subsidiaries.

         "Revolving Loan" is defined in Section 2.1.1.

         "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Revolving Loans pursuant to Section 2.1.1.

         "Revolving Loan Commitment Amount" means, on any date, $25,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Revolving Loan Commitment Termination Date" means the earliest of

                  (a) March 31, 1998 (if the Effective Date has not occurred on or prior to such date);

                  (b)  February 27, 2001;

                  (c) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                  (d) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clauses (c) or (d), the Revolving Loan Commitments shall terminate automatically and without any further action.

         "Revolving Loan Lender" is defined in Section 2.1.1.

         "Revolving Note" means a promissory note of the Borrower payable to any Revolving Loan Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Revolving Loan Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "S&P" means Standard & Poor's Rating Services.

         "Scotiabank" is defined in the preamble.

         "SEC" means the Securities and Exchange Commission.

         "Secured Parties" means the Lenders, the Issuers, the Administrative Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns.

         "Seller Notes" means all notes issued by the Borrower or a Subsidiary to a seller in connection with a Permitted Acquisition.

         "Senior Debt" means all Consolidated Debt except Indebtedness evidenced by the Subordinated Notes, any Guarantees thereof and any other Subordinated Debt.

         "Senior Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Senior Debt to (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

         "Stated Amount" means, on any date, and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

         "Stated Expiry Date" is defined in Section 2.6.

         "Stated Maturity Date" means February 27, 2001.

         "Sub Debt Documents" means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated in accordance with Section 7.2.11.

         "Subordinated Debt" means, collectively, the Subordinated Notes and any Refinancing thereof, and any unsecured Indebtedness of the Borrower agreed to in writing by the Required Lenders and subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material satisfactory to the Required Lenders, or any Refinancings thereof.

         "Subordinated Notes" means the Senior Subordinated Notes due 2007, in an initial aggregate principal amount of $200,000,000, issued pursuant to the Indentures, dated as of July 23, 1997 and September 19, 1997, each among the Borrower, the Guarantors and The Bank of New York, as trustee, each as amended, supplemented or otherwise modified from time to time in accordance with Section 7.2.11.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which more than 50% of the outstanding securities (or other ownership interest) having ordinary voting power to elect the board of directors, managers or other voting members of the governing body of such corporation, limited liability company, partnership or other entity (irrespective of whether at the time securities (or other ownership interest) of any other class or classes of such corporation, limited liability company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

         "Taxes" is defined in clause (a) of Section 4.6.

         "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of (A) any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000 or (B) any Lender, (iv) short-term deposits with any Floor Plan Financing Provider or (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause
(iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary.

         "Term Loan" is defined in Section 2.1.3.

         "Term Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term Loans pursuant to Section 2.1.3.

         "Term Loan Commitment Amount" means, on any date, $50,000,000; provided, that such amount shall be reduced by an amount equal to the unused amount of the Term Loan Commitment Amount as of June 30, 1998.

         "Term Loan Commitment Termination Date" means the earliest of

                  (a) June 30, 1998 (only to the extent of the unused amount of the Term Loan Commitment Amount as of such date); and

                  (b) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b), the Term Loan Commitments shall terminate automatically and without any further action.

         "Term Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Commitments.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of New York.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "U.S. Subsidiary" means any Subsidiary that is incorporated or organized under the laws of the United States or a state thereof or the District of Columbia.

         "wholly owned" means any Subsidiary all of the outstanding common Capital Stock (or similar equity interest) of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

         "Working Capital" means at any date the amount by which Current Assets exceed Current Liabilities as of such date.

         SECTION I.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

         SECTION I.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION I.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, in accordance with, those generally accepted accounting principles ("GAAP") as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the financial statements referred to in clause (b) of Section 7.1.1; provided, that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 7.2.4 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 7.2.4 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.


                                   ARTICLE II

                      COMMITMENTS, BORROWING AND ISSUANCE
                    PROCEDURES, NOTES AND LETTERS OF CREDIT

         SECTION II.1. Commitments. On the terms and subject to the conditions of this Agreement,

                  (a) each Lender severally agrees to make Loans pursuant to the Commitments as described in this Section 2.1; and

                  (b) each Issuer severally agrees that it will issue Letters of Credit pursuant to Section 2.1.2, and each Revolving Loan Lender severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.6.1.

         SECTION II.1.1. Revolving Loan Commitment. From time to time on any Business Day occurring from and after the Effective Date but prior to the Revolving Loan Commitment Termination Date, each Lender that has a Revolving Loan Commitment (referred to as a "Revolving Loan Lender") will make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of each Borrowing of Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving Loans.

         SECTION II.1.2. Letter of Credit Commitment. From time to time on any Business Day occurring from and after the Effective Date but prior to the Revolving Loan Commitment Termination Date, the Issuer will

                  (a) issue one or more standby letters of credit (relative to such Issuer, its "Letter of Credit"; it being acknowledged and agreed by the parties hereto that the letter of credit issued by the Issuer (as described in Item 2.1.2 of the Disclosure Schedule) is deemed to be and shall constitute a "Letter of Credit" issued under and governed by the terms of this Agreement) for the account of the Borrower in the Stated Amount requested by the Borrower on such day; or

                  (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Revolving Loan Commitment Termination Date and
         (y) one year from the date of such extension.

         SECTION II.1.3. Term Loan Commitment. From time to time on any Business Day occurring from and after the Effective Date but prior to the Term Loan Commitment Termination Date, each Lender that has a Term Loan Commitment will make loans (relative to such Lender, its "Term Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term Loans requested by the Borrower to be made on such day. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

         SECTION II.1.4. Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of

                  (a) all Revolving Loans (i) of all Revolving Loan Lenders, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the then existing Revolving Loan Commitment Amount, or (ii) of such Revolving Loan Lender, together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount; provided, however, that no more than $12,500,000 in aggregate principal amount of Revolving Loans shall be made to the Borrower prior to March 31, 1998 without the prior written consent of the Administrative Agent;

                  (b) all Term Loans (i) of all Lenders made on the Effective Date would exceed the then existing Term Loan Commitment Amount, or
         (ii) of such Lender with a Term Loan Commitment would exceed such Lender's Percentage of the then existing Term Loan Commitment Amount; provided, however, that no more than $25,000,000 in aggregate principal amount of Term Loans shall be made to the Borrower prior to March 31, 1998 without the prior written consent of the Administrative Agent;.

         SECTION II.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans then outstanding would exceed the Revolving Loan Commitment Amount; provided, however, that no Letters of Credit shall be issued to the Borrower prior to March 31, 1998 without the prior written consent of the Administrative Agent.

         SECTION II.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

         SECTION II.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the amount of the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount on the Business Day so specified by the Borrower; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

         SECTION II.3. Borrowing Procedure. By delivering a Borrowing Request to the Administrative Agent on or before 10:30 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $2,500,000 and an integral multiple of $500,000, in the case of Base Rate Loans, in a minimum amount of $2,500,000 and an integral multiple of $500,000 or, in either case, in the unused amount of the applicable Commitment; provided, however, that all initial Loans shall be made as Base Rate Loans. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 12:00 noon, New York time, on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION II.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:30 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $2,500,000 and an integral multiple of $500,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans and
(y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         SECTION II.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION II.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 10:00 a.m., New York time, on a Business Day, the Borrower
                                     -31-
may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit, and, in the case of a request for the extension of the Stated Expiry Date of a standby Letter of Credit, not less than three Business Days' notice prior to the then existing Stated Expiry Date or, in the case of a Letter of Credit containing an "evergreen" provision, not less than three Business Days' notice prior to the date that the Issuer is required to notify the beneficiary of such Letter of Credit as to whether or not it is extending the expiry date of such Letter of Credit, that an Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit for the account of the Borrower or a Guarantor in such form as may be requested by the Borrower and approved by such Issuer, solely for the purposes described in Section
7.1.8. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the Revolving Loan Commitment Termination Date or (ii) (unless otherwise agreed to by an Issuer, in its sole discretion) one year from the date of its issuance. Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues hereunder.

         SECTION II.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by an Issuer pursuant hereto, and without further action, each Revolving Loan Lender (other than such Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage to make Revolving Loans, a participation interest in such Letter of Credit (including the Guarantee and any Reimbursement Obligation with respect thereto), and such Revolving Loan Lender shall, to the extent of its Percentage to make Revolving Loans, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Revolving Loan Lender shall, to the extent of its Percentage to make Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to an Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to
Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Revolving Loan Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

         SECTION II.6.2. Disbursements. An Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., New York time, on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then

Applicable Margin for Revolving Loans accruing on such amount) pursuant to
Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary).

         SECTION II.6.3. Reimbursement. The obligation of the Borrower under
Section 2.6.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon) (a "Reimbursement Obligation"), and, upon the failure of the Borrower to reimburse an Issuer, each Revolving Loan Lender's obligation under Section 2.6.1 to reimburse an Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Revolving Loan Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

         SECTION II.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default under Section 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

                  (a) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

                  (b) the Borrower shall be immediately obligated to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers.

Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

         SECTION II.6.5. Nature of Reimbursement Obligations. The Borrower, each other Obligor and, to the extent set forth in Section 2.6.1, each Revolving
Loan Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Revolving Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Secured Party, and shall not put such Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be.

         SECTION II.7.  Register; Notes.

                  (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative

         Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                  (b)(i) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section
         10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and, as provided in clause (ii), the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof and the compliance by the parties thereto with the other requirements of Section 10.11.1. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

               (ii) The Borrower hereby agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Revolving Note or a Term Note evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor. The Loans evidenced by any Note and interest thereon shall at all times (including after assignment pursuant to Section 10.11.1) be payable to the order of the payee named therein and its registered assigns.

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION III.1.  Repayments and Prepayments; Application.

         SECTION III.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

                  (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans, provided, however, that

                           (i) any such prepayment of the Term Loans shall be
                  made pro rata among Term Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term Loans (with the amounts allocated to the Term Loans being applied to the remaining amortization payments for the Term Loans, as the case may be, in such amounts as the Borrower shall determine) and any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                           (ii) all such voluntary prepayments shall require at
                  least one but no more than five Business Days' prior written notice to the Administrative Agent; and

                           (iii) all such voluntary partial prepayments shall
                  be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $2,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $2,000,000 and an integral multiple of $1,000,000; and

                  (b) On each date when the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time, including pursuant to Section 2.2 and Section 3.1.2), the Borrower shall make a mandatory prepayment of all the Revolving Loans and, if necessary, give cash collateral to the Administrative Agent pursuant to an agreement satisfactory to the Administrative Agent to collateralize Letter of Credit Outstandings, in an aggregate amount equal to such excess.

                  (c) On the Stated Maturity Date and on each Quarterly Payment Date set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans in an amount equal to the amount set forth below (as reduced in accordance with the terms hereof) opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:


                                              Amount of Required
       Quarterly Payment Date                  Principal Repayment
       ----------------------                  -------------------
         June 30, 1999                         $5,625,000
         September 30, 1999                    $5,625,000
         December 31, 1999                     $5,625,000
         March 31, 2000                        $5,625,000
         June 30, 2000                         $6,875,000
         September 30, 2000                    $6,875,000
         December 31, 2000                     $6,875,000
         Stated Maturity Date for              $6,875,000 or the then
           Term Loans                          outstanding principal amount
                                               of all Term Loans, if different.

                  (d) Within five Business Days after the receipt by the Borrower or any of its Subsidiaries of any Net Equity Proceeds, the Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to 80% of such Net Equity Proceeds, to be applied as set forth in Section 3.1.2.

                  (e) Within five Business Days after the receipt by the Borrower or any of its Consolidated Subsidiaries of any Net Debt Proceeds, the Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in Section 3.1.2.

                  (f) Within five Business Days after the receipt by the Borrower or any of its Subsidiaries of any Net Disposition Proceeds generated from Dispositions permitted under Section 7.2.10 (other than clauses (a), (b) or (c) thereof), the Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds, to be applied as set forth in Section 3.1.2.

                  (g) On the last Business Day of the first Fiscal Quarter following the close of each Fiscal Year (beginning with the close of the 1999 Fiscal Year) the Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to 50% of the

         Excess Cash Flow (if any) for such Fiscal Year, to be applied as set forth in Section 3.1.2.

                  (h) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No prepayment of principal of any Revolving Loans shall cause a reduction in the Revolving Loan Commitment Amount.

         SECTION III.1.2. Application. Amounts prepaid shall be applied as set forth in this Section.

                  (a) Subject to clause (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans; provided, that mandatory prepayments of LIBO Rate Loans made pursuant to clauses (d) through
         (g) of Section 3.1.1, if not made on the last day of the Interest Period with respect thereto, shall be prepaid subject to the provisions of Section 4.4 (together with a payment of all accrued interest).

                  (b) Each prepayment of Loans made pursuant to clauses (d) through (g) of Section 3.1.1 shall be applied pro rata to a mandatory prepayment of the outstanding principal amount of the Term Loan (with the amount of such prepayment of the Term Loans being applied to the remaining Term Loan amortization payments, pro rata in accordance with the amount of each such remaining Term Loan amortization payment), until all Term Loans have been paid in full.

         SECTION III.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

         SECTION III.2.1. Rates. Subject to Section 2.3, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

         All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION III.2.2. Post-Maturity Rates. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate from time to time in effect plus the Applicable Margin plus an additional margin of 2.00%.

         SECTION III.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a)  on the Stated Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the third- month anniversary of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and


                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION III.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION III.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the applicable Commitment Termination Date, a commitment fee in an amount equal to 1/2 of 1% per annum on such Lender's Percentage of the sum of the average daily unused portion of the applicable Commitment Amount (net of Letter of Credit Outstandings, in the case of the Revolving Loan Commitment Amount). All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and shall be payable by the Borrower in arrears on the Effective Date and thereafter on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Revolving Loan Commitment Termination Date.

         SECTION III.3.2. Agent's Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Fee Letter.

         SECTION III.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the applicable Issuer and each Revolving Loan Lender, a Letter of Credit fee in an amount equal to the then Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, multiplied by the Stated Amount of each such Letter of Credit, such fees being payable on the date of issuance of each Letter of Credit (for the period from the date of issuance to the earlier of the expiration date of the applicable Letter of Credit and the immediately succeeding Quarterly Payment Date) and thereafter quarterly in advance on each Quarterly Payment Date. The Borrower further agrees to pay to the applicable Issuer on the date of issuance of each Letter of Credit (for the period from the date of issuance to the earlier of the expiration date of the applicable Letter of Credit and the immediately succeeding Quarterly Payment Date, and thereafter quarterly in advance on each Quarterly Payment Date) an issuance fee as specified in the Fee Letter or as otherwise agreed to by the Borrower and such Issuer.

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION IV.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. Before giving any notice to the Borrower and the Lenders pursuant to this Section, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

         SECTION IV.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

                  (b) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION IV.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, except for such changes with respect to increased capital costs and taxes which are governed by Sections 4.5 and 4.6, respectively. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. Such Lender will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

         Without limiting the foregoing, in the event that, as a result of any such change, introduction, adoption or the like described above, the LIBOR Reserve Percentage decreases for any Lender's LIBO Rate Loans, such Lender shall give prompt notice thereof in writing to the Administrative Agent and the Borrower. On the fifth day following delivery of such notice, the LIBO Rate (Reserve Adjusted) attributable to such Lender's LIBO Rate Loans shall be adjusted to give the Borrower the benefit of such decrease (for so long as such decrease shall remain in effect).

         SECTION IV.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense (excluding loss of margin). Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION IV.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Loans made, or the Letters of Credit participated in, by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. Such Lender will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

         SECTION IV.6. Taxes. (a) Any and all payments by the Borrower hereunder or under any Note or other document evidencing any Obligations shall be made free and clear of and without reduction for any and all taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Borrower's or any of its Subsidiary's property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, each Issuer and the Administrative Agent, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it by (i) the United States, except certain withholding taxes contemplated pursuant to clause (d)(ii)(C) below, (ii) the Governmental Authority of the jurisdiction in which such Lender's applicable lending office is located or any political subdivision thereof or (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, any Issuer or the Administrative Agent, (x) the sum payable to such Lender or the Administrative Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section) such Lender, such Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions, and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) The Borrower will indemnify each Lender, each Issuer and the Administrative Agent against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender, such Issuer or the Administrative Agent (as the case may be) or any bank holding company parent of such Lender or Issuer and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this Section submitted by it to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender and each Issuer agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower and the Administrative Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender or such Issuer may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section in respect of any payments under this Agreement or under the Notes.

         (c) Within thirty (30) days after the date of any payment of Taxes by the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.2, the original or a certified copy of a receipt, if any, or other documentation reasonably satisfactory to the Administrative Agent, evidencing payment thereof. The Borrower shall furnish to the Administrative Agent upon the request of the Administrative Agent from time to time an Officer's Certificate stating that all Taxes of which it is aware are due have been paid and that no additional Taxes of which it is aware are due.

         (d)(i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof (each a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent not later than the date on which such Lender becomes a Lender, (A) a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of Internal Revenue Service Form 1001 (or any successor or substitute form or forms)) or (II) under Section 1441(c)(1) as modified for purposes of Section 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of Internal Revenue Service Form 4224 (or any successor or substitute form or forms)) or (B) in the case of a Lender or Issuer claiming exemption from United State withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest" (a "Registered Holder"), (i) a certificate representing that such Registered Holder is not a "bank" for purposes of Section 881(c)(3) of the Internal Revenue Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code.

         (ii) Each Lender further agrees to deliver to the Borrower and the Administrative Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this clause (d) (including, but not limited to, a change in such Lender's lending office). Each certificate required to be delivered pursuant to this clause (d)(ii) shall certify as to one of the following:

                  (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

                  (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to clause (a) above because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower;

                  (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the date on which such Lender became a Lender and that it is not capable of recovering the full amount of the same from a source other than the Borrower; or

                  (D) that such Lender is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein other than by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the date on which such Lender became a Lender.

Each Lender agrees to deliver to the Borrower and the Administrative Agent further duly completed copies of the above-mentioned Internal Revenue Service forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrower and the Administrative Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the Borrower that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

         (iii) The Borrower shall not be required to pay any additional amount to, or to indemnify, pursuant to clauses (a) or (b) above, any Non-U.S. Lender or any Issuer in respect of United States Federal withholding tax to the extent imposed as a result of (A) the failure by such Non-U.S. Lender or Issuer to comply with the provisions of clauses (d)(i) or (d)(ii) above or (B) a representation made pursuant to the provisions of such clauses (d)(i) or
(d)(ii) proving to have been false or incorrect when made.

         (e) If the Borrower or any Guarantor is required to pay additional amounts to or for the account of any Lender pursuant to this Section, then such Lender will change the jurisdiction of its applicable lending office if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

         SECTION IV.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon, New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION IV.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION IV.9. Setoff. Each Lender shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of Section
8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION IV.10. Replacement of Lender. If (i) the Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 4.3, 4.5 or 4.6 (other than with respect to a LIBO Rate reserve requirement) as a result of any condition described in such Sections which is not generally applicable to all Lenders, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts, within fifteen (15) days of being on notification of such condition, (ii) a Lender refuses in writing to give its written consent to any amendment which requires the consent of all Lenders which amendment has received the written consent of at least the Required Lenders pursuant to Section 10.1, (iii) a Lender invokes the provisions of
Section 4.1 or (iv) in the event that S&P or Moody's shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- or Baa3, respectively, or the equivalent, in each case, the Borrower may designate another financial institution which is reasonably acceptable to the Administrative Agent (such financial institution being herein called a "Replacement Lender") to purchase for cash all of the outstanding Commitments, Loans and Notes of such Lender and all of such Lender's rights hereunder, without recourse to or warranty (other than title) by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment and other fees, expense reimbursements and indemnities in respect of that Lender's Commitments. Such Lender shall consummate such sale in accordance with such terms (and, if such Lender is an Issuer, such other terms as may be necessary to compensate fully such Lender) within a reasonable time not exceeding 60 days from the date the Borrower designated a Replacement Lender, and thereupon such Lender shall no longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Loans), and the Replacement Lender shall succeed to such obligations and rights.

                                   ARTICLE V

                        CONDITIONS TO CREDIT EXTENSIONS

         SECTION V.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, the Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION V.1.1. Resolutions, etc. The Administrative Agent shall have received (i) from the Borrower, a copy of a good standing certificate, dated a date reasonably close to the date of the initial Credit Extension, for the Borrower, (ii) from each Obligor other than the Borrower, oral confirmation of good standing for such Obligor as of a date reasonably close to the date of the initial Credit Extension and satisfactory to the Administrative Agent, and
(iii) from the Borrower, a certificate, dated the date of the initial Credit Extension and with counterparts for each Lender, duly executed and delivered by the Borrower's Secretary or Assistant Secretary, as to

                  (a) resolutions of the Borrower's Board of Directors then in full force and effect authorizing, to the extent relevant, the execution, delivery and performance of this Agreement, each other Loan Document to be executed by the Borrower and the transactions contemplated hereby and thereby;

                  (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document to be executed by the Borrower; and

                  (c) the full force and validity of each of the Borrower's Organic Documents, together with copies thereof;

upon which certificate the Administrative Agent, each Lender and each Issuer may conclusively rely until it shall have received a further certificate of the Borrower's Secretary or Assistant Secretary canceling or amending the prior certificate.

         SECTION V.1.2. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender, such Lender's Notes, if requested by such Lender, duly executed and delivered by an Authorized Officer of the Borrower.

         SECTION V.1.3. Guaranty. The Administrative Agent shall have received, with counterparts for each Lender, the Guaranty, dated as of the date hereof, duly executed and delivered by each Guarantor.

         SECTION V.1.4. Pledge Agreement. The Administrative Agent shall have received, with counterparts for each Lender,

                  (a) the Pledge Agreement, dated as of the date hereof, duly executed and delivered by an Authorized Officer of each Obligor party thereto, together with

                           (i) certificates evidencing all of the issued and
                  outstanding shares of Capital Stock being pledged pursuant to the Pledge Agreement owned by such Pledgor in its U.S. Subsidiaries, which certificates shall be accompanied by undated stock powers duly executed in blank (provided, that the Borrower shall use its reasonable best efforts to deliver and pledge, or cause to be delivered and pledged, pursuant to the Pledge Agreement all shares of Capital Stock owned by such Pledgor not pledged on the date of the initial Credit Extension, in a manner and within a time period satisfactory to the Administrative Agent);

                           (ii) certificates evidencing 65% of the issued and
                  outstanding shares of each Foreign Subsidiary of such Obligor, which certificates shall be accompanied by undated stock powers duly executed in blank, or, if any securities pledged pursuant to the Pledge Agreement are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with the U.C.C. and all laws otherwise applicable to the perfection of the pledge of such shares; and

                           (iii) all Pledged Notes (as defined in the Pledge
                  Agreement), if any, evidencing Indebtedness payable to the Borrower duly endorsed to the order of the Administrative Agent, together with Uniform Commercial Code financing statements (or similar instruments) in respect of such Pledged Notes executed by the Borrower to be filed in such jurisdictions as the Administrative Agent may reasonably request; and

                  (b) the Administrative Agent and its counsel shall be satisfied that (i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties in the collateral described above is a first priority (or local equivalent thereof) security interest; and (ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document.

         SECTION V.1.5. Foreign Pledge Agreements. All Foreign Pledge Agreements shall have been duly executed and delivered by all parties thereto and shall remain in full force and effect, and all Liens granted to the Administrative Agent thereunder shall be duly perfected to provide the Administrative Agent with a security interest in and Lien on all collateral granted thereunder free and clear of other Liens, except to the extent consented to by the Administrative Agent.

         SECTION V.1.6. Closing Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Borrower Closing Date Certificate, dated the date of the initial Credit Extension and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Borrower Closing Date Certificate shall be in form and substance satisfactory to the Administrative Agent, and the Borrower Closing Date Certificate (or any other certificate delivered hereunder) shall not confer personal liability upon any such Authorized Officer.

         SECTION V.1.7. Financial Information, etc. The Administrative Agent shall have received, with counterparts for each Lender,

                  (a) audited consolidated financial statements of the Borrower and its Subsidiaries as at December 31, 1996; and

                  (b) a pro forma consolidated balance sheet of the Borrower and its Subsidiaries, as of the date of the initial Credit Extension (the "Pro Forma Balance Sheet"), certified by the chief financial or accounting Authorized Officer of the Borrower, giving effect to all the transactions contemplated to be consummated on or about the Effective Date and reflecting the proposed capital structure of the Borrower, which shall be satisfactory to the Administrative Agent.

         SECTION V.1.8. Compliance Certificate. The Administrative Agent shall have received, with counterparts for each Lender, an initial Compliance Certificate on a pro forma basis as if the Credit Extension to be made on the date of the initial Borrowing had occurred as of December 31, 1997 and as to such items therein as the Administrative Agent reasonably requests, dated the date of the initial Credit Extension, duly executed (and with all schedules thereto duly completed) and delivered by the chief executive, financial or accounting Authorized Officer of the Borrower.

         SECTION V.1.9. Solvency, etc. The Administrative Agent shall have received, with counterparts for each Lender, a certificate duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated the date of the initial Credit Extension, in the form of Exhibit G attached hereto.

         SECTION V.1.10. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

         SECTION V.1.11. Insurance. The Administrative Agent shall have received (or shall be satisfied that it shall receive no later than March 31, 1998), with copies for each Lender, certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies satisfactory to the Administrative Agent, evidencing coverage required to be maintained pursuant hereto and each Loan Document.

         SECTION V.1.12. Termination of Existing Credit Agreement. The Administrative Agent shall receive evidence satisfactory to it that the Borrower's existing credit agreement, dated as of March 20, 1997 (as amended or otherwise modified, the "Existing Credit Agreement"), among the Borrower, the guarantors party thereto, the banks party thereto, Scotiabank, as administrative agent, and Morgan Guaranty Trust Company of New York, as documentation agent, has been, or contemporaneously with the making of the initial Credit Extension will be, terminated and all Indebtedness and other amounts payable thereunder shall have been paid in full, and the Administrative Agent shall have received, or shall be satisfied that it will receive, executed copies of proper Uniform Commercial Code Form UCC-3 termination statements necessary to release all Liens and other rights of any Person in any collateral being pledged pursuant to the Pledge Agreement.

         SECTION V.1.13. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the date of the initial Credit Extension and addressed to the Administrative Agent and all Lenders, from

                  (a) Willkie Farr & Gallagher, special counsel to the Obligors, substantially in the form of Exhibit N -1 hereto; and

                  (b) Philip N. Smith, Jr., General Counsel to the Borrower, substantially in the form of Exhibit N-2 hereto.

         SECTION V.2. All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to Sections 2.1.4 and 2.1.5 and the satisfaction of each of the conditions precedent set forth in this Section 5.2.

         SECTION V.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                 (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                  (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7,

                           (i) no labor controversy, litigation, arbitration or
                  governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, or which would adversely affect the legality, validity or enforceability of this Agreement or any other Loan Document; and

                           (ii) no development shall have occurred in any labor
                  controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which could reasonably be expected to have a Material Adverse Effect; and

                  (c) no Default shall have then occurred and be continuing.

         SECTION V.2.2. Credit Extension Request, etc. Subject to Section 2.3, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in all material respects.

         SECTION V.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

         SECTION V.2.4. Borrowings in Connection with Acquisitions. If any proceeds of the proposed Credit Extension is to be used to fund a Permitted Acquisition, the Administrative Agent shall be satisfied that, immediately after giving effect to such Credit Extension, such Permitted Acquisition will be consummated; provided, that on the Term Loan Commitment Termination Date, a Borrowing may be made by the Borrower to fund a Permitted Acquisition to be consummated within 60 days thereafter; provided, that the Administrative Agent has received a copy of a signed letter of intent with respect to such Permitted Acquisition and the proceeds of such Borrowing are deposited in an escrow account with the Administrative Agent until the consummation of such Permitted Acquisition; if such Permitted Acquisition is not consummated within such 60 days, the funds deposited in such escrow account shall be applied to prepay the outstanding Term Loans under this Agreement (such prepayment to be applied as provided in Section 3.1.2).


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to each Secured Party as set forth in this Article.

         SECTION VI.1. Organization, etc. The Borrower and each of its Subsidiaries is validly organized and existing and, to the extent applicable, in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION VI.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are in each case within each such Person's powers, have been duly authorized by all necessary action, and do not

                  (a)  contravene any such Person's Organic Documents;

                  (b) contravene any contractual restriction binding on or affecting any such Person;

                  (c) contravene (i) any court decree or order binding on or affecting any such Person or (ii) any law or governmental regulation binding on or affecting any such Person; or

                  (d) result in, or require the creation or imposition of, any Lien on any of such Person's properties (except as permitted by this Agreement).

         SECTION VI.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect) is required for the due execution, delivery or performance by the Borrower or any other Obligor of any Loan Document to which it is a party. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION VI.4. Validity, etc. This Agreement constitutes, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and each other Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms (except, in any case above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         SECTION VI.5. Financial Information. The financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.7 have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of each of the Borrower and its Subsidiaries furnished pursuant to
Section 7.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended, except that quarterly financial statements need not include footnote disclosure and may be subject to ordinary year-end adjustment.

         SECTION VI.6. No Material Adverse Change. Except as disclosed by the Borrower to the Lenders prior to the Effective Date and set forth in Current Reports on Form 8-K filed with the SEC, there has been no material adverse change in the consolidated financial condition, results of operations, assets, business, properties or prospects of the Borrower since December 31, 1996.

         SECTION VI.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding, or labor controversy (i) affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect except as disclosed in Item 6.7 of the Disclosure Schedule or
(ii) which would adversely affect the legality, validity or enforceability of this Agreement or any other Loan Document.

         SECTION VI.8. Capitalization and Subsidiaries. Item 6.8(a) of the Disclosure Schedule, as supplemented from time to time by notice from the Borrower to the Administrative Agent, lists all of the authorized, issued and outstanding Capital Stock of the Borrower other than as may result from the exercise of employee stock options from time to time. Item 6.8(b) of the Disclosure Schedule lists all owners as of the Effective Date of more than 5% of any class of the Borrower's Capital Stock and the number of shares of each class owned by each such owner, based solely on a review of Schedules 13D and 13G filed with the SEC prior to the Effective Date. Set forth in Item 6.8(c) of the Disclosure Schedule hereto, as supplemented from time to time by notice from the Borrower to the Administrative Agent, is a complete and accurate list of all of the Borrower's Subsidiaries, showing (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of Capital Stock authorized, the number of shares of each class of Capital Stock outstanding and the direct owner of the outstanding shares of each such class owned. Except as set forth in Item 6.8(d) of the Disclosure Schedule, as supplemented from time to time by notice from the Borrower to the Administrative Agent, all of the general and limited partnership interests of each Subsidiary that is a partnership are owned, legally and beneficially, by the Borrower or a wholly owned Subsidiary of the Borrower, in each case free and clear of all liens, security interests and other charges or encumbrances other than the liens and security interests created under the Pledge Agreement. Except as set forth in Item 6.8(e) of the Disclosure Schedule, as supplemented from time to time by notice from the Borrower to the Administrative Agent, there are no outstanding options, warrants, rights of conversion or purchase, or similar rights to acquire Capital Stock or partnership interests of the Borrower or any of its Subsidiaries or other similar agreements of any character whatsoever relating to any shares of Capital Stock or partnership interests of the Borrower or any such Subsidiaries. All of the issued and outstanding Capital Stock of the Borrower and each of its Subsidiaries that is a corporation has been duly authorized, validly issued and is fully paid and non-assessable, and all of the partnership interests of each Subsidiary that is a partnership have been issued pursuant to the terms of its partnership agreement. Except as set forth in Item 6.8(f) of the Disclosure Schedule, as supplemented from time to time by notice from the Borrower to the Administrative Agent, all of the issued and outstanding Capital Stock of each Subsidiary of the Borrower that is a corporation is directly owned, legally and beneficially, by the Borrower, in each case free and clear of all liens, security interests and other charges or encumbrances other than the liens and security interests under the Pledge Agreement.

         The Borrower has no Subsidiaries, except those Subsidiaries (a) which are identified in Item 6.8(c) of the Disclosure Schedule or (b) which are permitted to have been organized or acquired in accordance with Section 7.2.5 or 7.2.9.

         SECTION VI.9. Ownership of Properties. Except as permitted pursuant to
Section 7.2.3, the Borrower and each of its Subsidiaries owns (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, has valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (except where the failure to have or possess the same with respect to such properties or other assets would not, in the aggregate, have a Material Adverse Effect), free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section
7.2.3 or disclosed in Item 6.9 of the Disclosure Schedule.

         SECTION VI.10. Taxes. The Borrower and each of its Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be due and owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION VI.11. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION VI.12. Environmental Matters. The Borrower has reasonably concluded that, to the best of its knowledge, the costs of compliance with Environmental Laws are unlikely to have a Material Adverse Effect.

         SECTION VI.13. Accuracy of Information. None of the factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Secured Party for purposes of or in connection with this Agreement or any transaction contemplated hereby contains any untrue statement of a material fact, and none of the other factual information hereafter furnished in connection with this Agreement or any other Loan Document by the Borrower or any other Obligor to any Secured Party will contain any untrue statement of a material fact on the date as of which such information is dated or certified and, as of the date of the execution and delivery of this Agreement by the Administrative Agent and each Lender, the information delivered prior to the date of execution and delivery of this Agreement (unless such information specifically relates to a prior date) does not, and the factual information hereafter furnished shall not on the date as of which such information is dated or certified, omit to state any material fact necessary to make any information not misleading.

         SECTION VI.14. Regulations G, U and X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION VI.15. Issuance of Subordinated Debt; Status of Obligations as Senior Indebtedness, etc. The Borrower has the power and authority to incur the Subordinated Debt as provided for under the Sub Debt Documents applicable thereto and has duly authorized, executed and delivered the Sub Debt Documents applicable to such Subordinated Debt. The Borrower has issued, pursuant to due authorization, the Subordinated Notes under the applicable Sub Debt Documents, and such Sub Debt Documents constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity). The subordination provisions of the Subordinated Notes contained in the applicable Sub Debt Documents are enforceable against the holders of the Subordinated Notes by the holder of any "Senior Indebtedness" or similar term relating to the Obligations (as defined in such Sub Debt Documents). All Obligations, including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Senior Indebtedness" or similar term relating to the Obligations (as defined in such Sub Debt Documents) and all such Obligations are entitled to the benefits of the subordination created by such Sub Debt Documents. The Borrower acknowledges that the Administrative Agent, each Lender and each Issuer is entering into this Agreement and is extending its Commitments in reliance upon the subordination provisions of such Sub Debt Documents.

         SECTION VI.16.  Licenses, Permits, Etc.

         Except as disclosed in Item 6.16 of the Disclosure Schedule,

                  (a) the Borrower and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Borrower, no product of the Borrower infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Borrower, there is no material violation by any Person of any right of the Borrower or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Borrower or any of its Subsidiaries.

         For purposes of this Section, "material" means material in relation to the business, operations, financial condition, assets or properties of the Borrower and its Subsidiaries, taken as a whole.

         SECTION VI.17. Payment of Dividends by Subsidiaries. Except as disclosed in Item 6.17 of the Disclosure Schedule, as supplemented from time to time by notice from the Borrower to the Administrative Agent, and except for restrictions imposed by applicable law, there are no restrictions on the ability of any Subsidiary to declare or pay any dividend or make any other distribution, or advance or loan funds, to the Borrower.

         SECTION VI.18. Certain Agreements. Each Guarantor is obligated to make payments to the Borrower pursuant to agreements set forth in Item 6.18 of the Disclosure Schedule.

         SECTION VI.19. Compliance with Certain Agreements. Each Obligor is in compliance with the provisions of each of its financing agreements with floor plan lenders and franchise agreements, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.


                                  ARTICLE VII

                                   COVENANTS

         SECTION VII.1. Affirmative Covenants. The Borrower agrees with each Lender, each Issuer and the Administrative Agent that until all Commitments have expired or terminated, all Obligations have been paid and performed in full and all Letters of Credit have expired or terminated (or the Administrative Agent shall have received cash (in a cash collateral account on terms satisfactory to the Administrative Agent) in the amount of all Letters of Credit Outstanding), the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION VII.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of income, changes in stockholders' equity and cash flow for such Fiscal Quarter and for the period commencing at the end of the previous

         Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income, changes in stockholders' equity and cash flow for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by Coopers & Lybrand L.L.P. or other independent public accountants acceptable to the Administrative Agent, together with, commencing with the 1998 Fiscal Year, a certificate from such accountants containing a calculation of the financial covenants set forth in Section 7.2.4 and to the effect that, in performing the examination necessary to deliver the audited financial statements of the Borrower, no knowledge was obtained of any Default existing on the date of such certificate;

                  (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief executive, financial or accounting Authorized Officer of the Borrower, showing compliance with the financial covenants set forth in Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred and is continuing, specifying the details of such Default and the action that the Borrower has taken or proposes to take with respect thereto);

                  (d) as soon as possible and in any event within five days after the Borrower or any of its Subsidiaries obtains knowledge of the occurrence of a Default, a statement of the chief executive, financial or accounting Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within five days after the Borrower or any of its Subsidiaries obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item
         6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

                  (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                  (h) promptly upon receipt thereof, copies of all "management letters" submitted to the Borrower by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

                  (i) promptly and in any event within five days after the Borrower or any Subsidiary obtains knowledge, notice of the occurrence of any default or event of default under any security issued by, or agreement or instrument (other than a Loan Document) to which the Borrower or any of its Subsidiaries is a party or by which its property is bound, which if not cured or waived could reasonably be expected to have a Material Adverse Effect;

                  (j) promptly following the mailing or receipt of any notice or report delivered under the terms of any Subordinated Debt, copies of such notice or report;

                  (k) such other financial and other information as any Lender through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate);

                  (l) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, (i) consolidating balance sheets and statements of income by each Automobile Dealership group for the most recently completed fiscal period and the corresponding period of the prior year;

                  (m) simultaneously with the delivery of the financial statements referred to in clause (b) above, commencing in 1999, a copy of the annual business plan of the Borrower and its Subsidiaries for the next succeeding year;

                  (n) promptly upon obtaining knowledge of any material change in procedures in connection with any floor plan financing, a copy of a report setting forth the details and the purpose thereof; and

                  (o) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries or any Guarantor as the Administrative Agent, at the request of any Lender, may reasonably request.

         SECTION VII.1.2. Maintenance of Existence; Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) except as otherwise permitted by Section 7.2.9, preserve and maintain its legal existence; and

                  (b) comply in all material respects with all applicable laws, rules, regulations and orders, including the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon the Borrower or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or its Subsidiaries, as applicable;

provided, that, nothing in this Section 7.1.2 shall prohibit (i) subject to
Section 7.2.9, the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) if the Borrower gives notice to the Lenders requesting the consent of the Lenders to the termination of the corporate existence of a Subsidiary by the tenth Business Day prior to such scheduled termination and the Required Lenders do not respond negatively to such request by the fifth Business Day prior to such scheduled termination, the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Lenders.

         SECTION VII.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the

Borrower and any of its Subsidiaries may be properly conducted at all times, unless the Borrower determines in good faith that the continued maintenance of such property is no longer economically desirable.

         SECTION VII.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to:

                  (a) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and its Subsidiaries; and

                  (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all material insurance policies required pursuant to this Section shall (i) name the Administrative Agent on behalf of Lenders as additional insured (in the case of liability insurance) and provide that no cancellation or modification of the policies will be made without thirty days' prior written notice to the Administrative Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

         SECTION VII.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit its offices, to discuss its financial matters with its officers and employees, and its independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's and Subsidiaries' financial matters with the Administrative Agent and each Lender or their representatives) and to examine (and photocopy extracts from) any of its books and records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent's or any Lender's exercise of its rights pursuant to this Section.

         SECTION VII.1.6. Environmental Law Covenant. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Substances in material compliance with all applicable Environmental Laws; and

                  (b) promptly notify the Administrative Agent and, upon the request of the Administrative Agent, provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law.

         SECTION VII.1.7. Future Subsidiaries. The Borrower shall promptly notify the Administrative Agent upon any Person becoming a Subsidiary, or upon an Obligor directly or indirectly acquiring additional Capital Stock of any existing Subsidiary, and

                  (a) such Person shall, if it is a U.S. Subsidiary, (i) execute and deliver to the Administrative Agent a supplement to the Guaranty and (ii) to the extent such U.S. Subsidiary is required to pledge Capital Stock of a Subsidiary pursuant to clause (b), become a party to the Pledge Agreement, if not already a party thereto as a pledgor, in a manner satisfactory to the Administrative Agent;

                  (b) the Borrower and each U.S. Subsidiary shall, pursuant to the Pledge Agreement (as supplemented, if necessary, by a Foreign Pledge Agreement), to the extent not otherwise prohibited by a valid contractual restriction or applicable law, to do so, pledge to the Administrative Agent all of the outstanding shares of Capital Stock of
         (i) each U.S. Subsidiary and (ii) any Foreign Subsidiary owned (other than where such ownership is in such U.S. Subsidiary's capacity as a nominee shareholder) directly by the Borrower or such U.S. Subsidiary (provided, that, subject to the last sentence of this Section, not more than 65% of the Capital Stock of any Foreign Subsidiary shall be so pledged), along with undated stock powers for any certificates, executed in blank (or, if any such shares of Capital Stock are uncertificated or in the case of other pledged interests, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities or pledged interests has been transferred to and perfected by the Administrative Agent, for the benefit of the Secured Parties, in accordance with the U.C.C. or any other similar or local or foreign law which may be applicable); and

                  (c) the Borrower and each U.S. Subsidiary shall, pursuant to the Pledge Agreement, pledge to the Administrative Agent for its benefit and that of the Secured Parties, all intercompany notes evidencing Indebtedness in favor of the Borrower or such U.S. Subsidiary (which shall be in a form acceptable to the Administrative Agent);

together, in each case, with such opinions of legal counsel for the Borrower (which shall be from counsel satisfactory to the Administrative Agent) relating thereto as the Administrative Agent may reasonably request, which legal opinions shall be in form and substance satisfactory to the Administrative Agent. The Borrower agrees that, subject to applicable law, if, as a result of a change in law after the date hereof, (i) a Foreign Subsidiary can execute and deliver the Guaranty or become a party to the Pledge Agreement as a pledgor or
(ii) the Borrower or any Subsidiary can pledge more than 65% of the Capital Stock of any Foreign Subsidiary or any intercompany Indebtedness of any Subsidiary evidenced by a note or other instrument, in any such case without material adverse tax consequences to the Borrower or such Subsidiary, then the provisions of clause (a) shall thereafter apply to any Foreign Subsidiary and/or (as the case may be) the provisions of clause (b) shall thereafter apply to 100% of the Capital Stock of such Foreign Subsidiary; provided, that any Subsidiary created in contemplation of a Permitted Acquisition shall not be required to become a Guarantor hereunder or have its Capital Stock pledged to the Administrative Agent in accordance with this Section until the thirtieth day after the consummation of such Permitted Acquisition.

         SECTION VII.1.8. Use of Proceeds. The Borrower will apply the proceeds of (a) the Term Loans to pay the purchase price, fees and expenses associated with Permitted Acquisitions; and (b) the Revolving Loans and Letters of Credit
(i) to pay the purchase price, fees and expenses associated with Permitted Acquisitions and (ii) for working capital and general corporate purposes of the Borrower and its U.S. Subsidiaries.

         SECTION VII.1.9. External Inventory Audits. The Borrower will cause a minimum of six floor plan audits to be performed annually by Floor Plan Providers (or other external auditors) with respect to each Automobile Dealership presently owned or hereafter acquired by the Borrower and its Subsidiaries.

         SECTION VII.1.10. Ownership of Subsidiaries. Each Subsidiary identified as a wholly-owned Subsidiary of the Borrower or another Subsidiary in Item 6.8(c) of the Disclosure Schedule, as modified (including in accordance with Section 7.1.7) from time to time, will be wholly-owned by the Borrower or another Subsidiary at all times and each Subsidiary acquired by the Borrower, directly or indirectly, after the Effective Date will at no time be less than 80.1% owned, directly or indirectly, by the Borrower.

         SECTION VII.2. Negative Covenants. The Borrower covenants and agrees with each Lender, each Issuer and the Administrative Agent that until all Commitments have expired or terminated, all Obligations have been paid and performed in full and all Letters of Credit have expired or terminated (or the Administrative Agent shall have received immediately available funds in a collateral account on terms satisfactory to the Administrative Agent in the amount of all Letters of Credit Outstanding), the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION VII.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably incidental thereto.

         SECTION VII.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

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                  (a)  Indebtedness in respect of the Obligations;

                  (b) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(b) of the Disclosure Schedule, and Refinancings of such Indebtedness;

                  (c) unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Subsidiary) or (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Guarantees in respect thereof;

                  (d) Indebtedness of any Consolidated Subsidiary owing to the Borrower or any other Consolidated Subsidiary, which Indebtedness

                           (i) shall, if payable to the Borrower, be evidenced
                  by one or more promissory notes in form and substance satisfactory to the Administrative Agent, duly executed and delivered in pledge to the Administrative Agent pursuant to a Loan Document, and shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided, that only the amount repaid in part shall be discharged); and

                           (ii) if incurred by a Consolidated Subsidiary which
                  is also a Foreign Subsidiary owing to the Borrower or U.S. Subsidiary, shall not (when aggregated with the amount of Investments made by the Borrower and U.S. Subsidiaries in Consolidated Subsidiaries which are also Foreign Subsidiaries under clause (d)(i) of Section 7.2.5), exceed $20,000,000 at any time outstanding;

                  (e) the Subordinated Notes and Guarantees thereof provided by the Guarantors, each such Guarantee thereof subordinated to the Obligations on substantially the same basis as the obligations of the Borrower under the Subordinated Notes are subordinated to the Obligations;

                  (f) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Borrower, but only to the extent that such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary, and Refinancings thereof;

                  (g) Indebtedness incurred for the purpose of financing all or any part of the cost of a Permitted Acquisition; provided, that (i) the amount of any Seller Note outstanding on the Effective Date (other than the Seller Notes referred to in clause

                                      -65-

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          (g)(ii)) shall not exceed the amount set forth for such Seller Note in Item 7.2.2(g) of the Disclosure Schedule and Refinancings thereof,
          (ii) the amount of the Seller Notes issued in connection with the Permitted Acquisitions contemplated by the Borrower's December 4, 1997 Board of Directors presentation materials shall not exceed the amount disclosed to the Administrative Agent prior to the Effective Date and (iii) the aggregate outstanding amount of all other Seller Notes issued after the Effective Date shall not exceed $5,000,000 at any time;

                  (h) Indebtedness (including Derivatives Obligations) with respect to any floor plan financing of any Automobile Dealership or retail installment receivables-backed financing of UnitedAuto Finance Inc.;

                  (i)  Indebtedness of the Borrower owing to a Subsidiary;

                  (j) Indebtedness incurred by other than the Borrower in an amount not to exceed $5,000,000 at any time outstanding in respect of the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided, that such Indebtedness is incurred within 90 days of the acquisition of such property); and

                  (k) other Indebtedness of the Borrower and its Subsidiaries not constituting intercompany Indebtedness between and among the Borrower and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $10,000,000, of which no more than $5,000,000 in aggregate amount shall constitute Indebtedness of Subsidiaries;

provided, however, that no Indebtedness otherwise permitted by clauses (f), (g) and (k) shall be assumed or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

         SECTION VII.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Stock of any Person), revenues or assets, whether now owned or hereafter acquired, except:

                  (a)  Liens securing payment of the Obligations;

                  (b) Liens existing as of the Effective Date and disclosed in
         Item 7.2.3(b) of the Disclosure Schedule securing Indebtedness described in clause (b) of Section 7.2.2, and Refinancings of such Indebtedness; provided, that Liens granted to secure such Refinancings shall not encumber any additional collateral and the amount of

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

         Indebtedness secured by such Liens shall not be increased from that existing on the Effective Date;

                  (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (d) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (e) Liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

                  (f) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;

                  (g) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

                  (h) Liens securing Indebtedness permitted by clause (f) of
         Section 7.2.2; provided, that such Liens existed prior to such Person becoming a Subsidiary, and were not created in anticipation thereof;

                  (i) any Lien arising out of the Refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by this Section; provided, that such Indebtedness is not increased and is not secured by any additional assets;

                  (j) Liens arising in the ordinary course of the business of the Borrower and its Subsidiaries which (i) do not secure Indebtedness or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $5,000,000 and (iii) do not in the aggregate materially detract from the value of the assets of the Borrower and its Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of their business;

                  (k) Liens on (i) any asset of an Automobile Dealership securing floor plan indebtedness or (ii) any retail installment receivables of UnitedAuto Finance Inc. to be sold by it in a securitization transaction;

                  (l) Liens in favor of the Borrower securing Indebtedness owed by a Subsidiary to the Borrower to the extent such Indebtedness is evidenced by a promissory note pledged to the Administrative Agent in accordance with clause (d)(i) of Section 7.2.2;

                  (m) Liens on assets securing Indebtedness permitted under clause (j) of Section 7.2.2; provided, that such Lien attaches only to such asset concurrently with or within 180 days after the acquisition thereof;

                  (n) Liens securing Indebtedness of the type permitted pursuant to clauses (g)(i) and (g)(ii) of Section 7.2.2 and set forth in Item 7.2.3(n) of the Disclosure Schedule; and

                  (o) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not securing Indebtedness that is prohibited by Section 7.2.2.

         SECTION VII.2.4. Financial Condition and Operations. The Borrower will not permit to occur any of the events set forth below.

                  (a) The Borrower will not permit Net Worth as of the last date of any Fiscal Quarter set forth below to be less than the amount set forth opposite such Fiscal Quarter:


  Fiscal Quarter                                                 Net Worth
  --------------                                                 ---------
March 31, 1998                                                 $300,000,000
June 30, 1998                                                  $310,000,000
September 30, 1998                                             $325,000,000
December 31, 1998                                              $340,000,000
March 31, 1999                                                 $345,000,000
June 30, 1999                                                  $350,000,000
September 30, 1999                                             $360,000,000
December 31, 1999                                              $370,000,000
March 31, 2000                                                 $375,000,000
June 30, 2000                                                  $380,000,000

September 30, 2000                                             $385,000,000
December 31, 2000                                              $390,000,000.


                  (b) The Borrower will not permit the Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


          Period                                              Leverage Ratio
          ------                                              --------------
10/01/98 to (and
   including) 12/31/98                                            4.25:1
01/01/99 to (and
   including) 06/30/99                                            4.10:1
07/01/99 to (and
   including) 09/30/99                                            3.90:1
10/01/99 to (and
   including) 03/31/00                                            3.50:1
04/01/00 to (and
   including) 06/30/00                                            3.40:1
07/01/00 to (and
   including) 09/30/00                                            3.35:1
10/01/00 to (and
   including) 12/31/00                                            3.00:1
01/01/01 and thereafter                                           2.75:1.


                  (c) The Borrower will not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


                                                                  Senior
          Period                                              Leverage Ratio
          ------                                              --------------
10/01/98 to (and
   including) 03/31/99                                            1.75:1
04/01/99 to (and
   including) 06/30/99                                            1.65:1

07/01/99 to (and
   including) 09/30/99                                            1.50:1
10/01/99 and thereafter                                           1.25:1.


                  (d) The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:


                                  Consolidated
                                  Fixed Charge
          Period                 Coverage Ratio
          ------                 --------------
Effective Date to (and
   including) 09/30/98              1.00:1
10/01/98 to (and
   including) 09/30/00              1.20:1
10/01/00 and thereafter             1.25:1.


                  (e) The Borrower will not permit the Borrower Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter to be less than 1.05:1.

                  (f) The Borrower will not permit Working Capital at any time to be less than $0. The Borrower will cause each Subsidiary to maintain such level of working capital as is necessary to satisfy the requirements of such Subsidiary's franchise agreements (if any).

                  (g) The Borrower will not permit EBITDA for any period set forth below to be less than the amount set forth opposite such period:


            Period                     EBITDA
            ------                     ------
Three months ended 03/31/98          $8,000,000
Six months ended 06/30/98           $28,000,000
Nine months ended 09/30/98          $50,000,000.


         SECTION VII.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

                  (b)  Temporary Cash Investments;

                  (c) subject to clause (d)(i), Investments to the extent permitted as Indebtedness pursuant to Section 7.2.2;

                  (d) Investments by way of contributions to capital or purchases of equity (i) by the Borrower in any Consolidated Subsidiaries or by such Consolidated Subsidiary in other Consolidated Subsidiaries; provided, that the aggregate amount of intercompany loans made pursuant to clause (d)(ii) of Section 7.2.2 and Investments under this clause (d)(i) made by the Borrower and U.S. Subsidiaries in Consolidated Subsidiaries that are not U.S. Subsidiaries shall not exceed $20,000,000 at any time outstanding, or (ii) by any Subsidiary in the Borrower or any Consolidated Subsidiary;

                  (e) Investments constituting (i) accounts receivable arising,
         (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

                  (f) Investments by way of the acquisition of Capital Stock constituting Permitted Acquisitions; provided, that (i) such Investments shall result in the acquisition of a Subsidiary which is a Consolidated Subsidiary and (ii) upon making such Investments, the provisions of Section 7.1.7 are complied with;

                  (g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, any Person;

                  (h) Investments consisting of any deferred or non-cash portion of the sales price received by the Borrower or any Subsidiary in connection with any asset sale permitted under Section 7.2.10;

                  (i) Investments made by the Borrower in UnitedAuto Finance Inc., the aggregate unrecovered amount of which shall at no time exceed $52,000,000;

                  (j) loans by UnitedAuto Finance Inc. to the Borrower; provided, that any such loan shall be due not later than the Business Day following the day such loan was made;

                  (k) Investments held by any Person at the time such Person becomes a Subsidiary and not acquired in anticipation of such event;

                  (l) Investments made by UnitedAuto Finance Inc. or any of its Subsidiaries in the ordinary course of business in Persons other than the Borrower and its Consolidated Subsidiaries;

                  (m) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the sum of (i) the aggregate net book value of all Investments permitted by this clause plus (ii) the aggregate amount of Restricted Payments made pursuant to clause (b) of Section 7.2.6 does not exceed $5,000,000;

                  (n) Investments to the extent the consideration therefor is Capital Stock of the Borrower; and

                  (o) Investments constituting deposits with banks or Floor Plan Financing Providers in the ordinary course of business;

         provided, however, that

                  (p) any Investment which when made complies with the requirements of clauses (i), (ii) or (iii) of the definition of the term "Temporary Cash Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

                  (q) no Investment (other than those permitted by clauses (a), (d), (e), (g), (j) or (l) or Investments set forth in clauses (i),
         (ii), (iii) or (v) of the definition of the term "Temporary Cash Investment") shall be permitted to be made if any Event of Default has occurred and is continuing;

                  (r) no Investment shall be permitted to be made if any Default would result therefrom; and

                  (s) to the extent that the amount of Investments permitted under clause (m) is used by the Borrower for Investments in UnitedAuto Finance Inc. in excess of the amount permitted under clause (i), upon receipt by the Borrower of any return of such Investments, the amount of Investments permitted under clause (m) shall be replenished prior to the amount of Investments permitted under clause (i).

         SECTION VII.2.6. Restricted Payments, etc. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than (a) in connection with an Equity Refinancing or (b) a payment on account of the purchase, redemption, retirement or acquisition of any shares of the Borrower's Capital Stock so long as the sum of (i) the aggregate amount of such payments permitted under this clause (b) plus (ii) the aggregate net book value of all Investments made pursuant to clause(m) of Section 7.2.5 does not exceed $5,000,000.

         SECTION VII.2.7. No Prepayment of Subordinated Debt. The Borrower will not, and will not permit any of its Subsidiaries to, except with Net Equity Proceeds available to it after application pursuant to Section 3.1.1(d),

                  (a) make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt (i) other than, in the case of interest only, the stated, scheduled date for such payment of interest set forth in the Sub Debt Documents governing such Subordinated Debt, or (ii) which would violate the terms of this Agreement or the Sub Debt Documents governing such Subordinated Debt;

                  (b) redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt; or

                  (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes.

         SECTION VII.2.8. Stock of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, (i) issue any Capital Stock of any Subsidiary (whether for value or otherwise) to any Person other than the Borrower or another wholly owned Subsidiary or (ii) become liable to any Person other than the Borrower or any of its Subsidiaries in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of Capital Stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock.

         SECTION VII.2.9. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof), except

                  (a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving corporation) or any other Subsidiary (provided, however, that a Guarantor may only liquidate or dissolve into, or merge with and into, the Borrower or another Guarantor, and a Consolidated Subsidiary may only liquidate or dissolve into, or merge with and into, the Borrower or another Consolidated Subsidiary), and the assets or Capital Stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary (provided, however, that the assets or Capital Stock of any Guarantor may only be purchased or otherwise acquired by the Borrower or another Guarantor, and the assets or Capital Stock of any Consolidated Subsidiary may only be purchased or otherwise acquired by the Borrower or another Consolidated Subsidiary); provided, however, that in no event shall any Pledged Subsidiary consolidate with or merge with and into any Subsidiary other than another Pledged Subsidiary unless after giving effect thereto, the Administrative Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding shares of Capital

         Stock of the surviving Person as the Administrative Agent had immediately prior to such merger or consolidation in form and substance satisfactory to the Administrative Agent and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Administrative Agent and the Secured Parties therein as contemplated by this Agreement; provided, further, however, that, notwithstanding the foregoing, in no event shall UnitedAuto Finance Inc. or any Encumbered Subsidiary liquidate or dissolve voluntarily into, or merge with and into, the Borrower or any Consolidated Subsidiary; and

                  (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets or Capital Stock of any Person (or any division thereof), or acquire such Person by merger.

         SECTION VII.2.10. Permitted Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to Dispose of any of their assets or properties except as follows:

                  (a) Disposition of inventory in the ordinary course of its business;

                  (b) Dispositions permitted by Sections 7.2.8 or 7.2.9, or Liens permitted by Section 7.2.3;

                  (c) Dispositions of not more than 15% of the consolidated assets of the Borrower and its Subsidiaries, determined as of the last day of the Fiscal Quarter most recently ended on or prior to the date of determination; and

                  (d) other Dispositions; provided, that the resulting Net Disposition Proceeds are applied to a prepayment of the Loans in accordance with clause (f) of Section 3.1.1;

provided, however, that with respect to Dispositions pursuant to clauses (c) and (d), such Dispositions shall be for cash or the assumption of Indebtedness of the Borrower or any of its Subsidiaries or other obligations relating to such assets in an amount not less than the fair market value of the assets disposed of (as determined, in the case of clause (d), in good faith by the Board of Directors of the Borrower).

         SECTION VII.2.11. Modification of Certain Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in, the Sub Debt Documents, other than any amendment, supplement, waiver or modification which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Subordinated Debt,
(ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Subordinated Debt or (iii) makes the covenants, events of default or remedies in such Sub Debt Documents less restrictive on the Borrower, except that the Borrower may cause Obligors to become guarantors of the Subordinated Notes as required by the Sub Debt Documents.

         SECTION VII.2.12. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement or contract (including for the purchase, lease or exchange of property or the rendering of services) with, or make any investment in, any of its Affiliates (other than the Borrower or any of its Consolidated Subsidiaries), unless such arrangement or contract (i) is on fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate and (ii) is of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person that is not one of its Affiliates; provided, however, that this Section shall not apply to any transactions permitted under Section 7.2.6.

         SECTION VII.2.13. Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting (i) with respect to this Agreement and any other Loan Document or
(ii) in the case of clauses (a) and (c), with respect to any agreement of a Foreign Subsidiary governing the Indebtedness permitted by clause (d)(ii) of
Section 7.2.2)

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, except for (i) restrictions contained in documents relating to Liens permitted under Section 7.2.3, (ii) restrictions on placing Liens on the Capital Stock of Automobile Dealerships to the extent required by the applicable automobile manufacturer or (iii) restrictions imposed in the ordinary course of business;

                  (b) the ability of any Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                  (c) the ability of any Consolidated Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments (other than Permitted Restrictions).

         SECTION VII.2.14. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired), other than real property and improvements and fixtures thereon, to a Person and the subsequent lease or rental of such property or other similar property from such Person.

         SECTION VII.2.15. Limitation on Floor Plan Amendments. The Borrower will not, and will not permit any of its Subsidiaries to, modify any floor plan financing arrangement which would have a Material Adverse Effect.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

         SECTION VIII.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

         SECTION VIII.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of

                  (a)  any principal of any Loan; or

                  (b) any interest on any Loan, any Reimbursement Obligation, any deposit of cash for collateral purposes pursuant to Section 2.6.4, any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of five Business Days after such amount was due.

         SECTION VIII.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

         SECTION VIII.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance or observance of any of its obligations under Sections 7.1.1, 7.1.7, 7.1.8 or 7.2.

         SECTION VIII.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

         SECTION VIII.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount outstanding, individually or in the aggregate, in excess of $3,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

         SECTION VIII.1.6. Judgments. Any judgment or order for the payment of money in excess of $3,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof.

         SECTION VIII.1.7. ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000.

         SECTION VIII.1.8. Change in Control. Any Change in Control shall occur.

         SECTION VIII.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Designated Subsidiaries shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, that the Borrower, each Designated Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower or any

         Designated Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Designated Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided, that the Borrower, each Designated Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing any of the foregoing.

         SECTION VIII.1.10. Impairment of Security, etc. Any Loan Document or any material Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor shall, directly or indirectly, contest, or any other party shall, directly or indirectly, formally contest, in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any material Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

         SECTION VIII.1.11. Failure of Subordination. Unless otherwise waived or consented to by the Administrative Agent, the Lenders and the Issuers in writing, the subordination provisions relating to any Subordinated Debt (the "Subordination Provisions") shall fail to be enforceable by the Administrative Agent, the Lenders and the Issuers in accordance with the terms thereof, or the monetary Obligations shall fail to constitute "Senior Indebtedness" (or similar term) referring to the Obligations; or the Borrower or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the Issuers or (iii) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.

         SECTION VIII.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur with respect to the Borrower or any of its Designated Subsidiaries other than UnitedAuto Finance Inc., the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand and the Borrower or any other Person shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

         SECTION VIII.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower or any of its Designated Subsidiaries other than UnitedAuto Finance Inc.) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

         SECTION IX.1. Actions. Each Lender hereby appoints Scotiabank as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, its Affiliates and their respective directors, officers, agents and employees, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs, demands, actions or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

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         SECTION IX.2. Funding Reliance, etc. Unless the Administrative Agent
shall have been notified by telephone, confirmed in writing, by any Lender by 3:00 p.m., New York time, on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrower) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid, and thereafter at the interest rate applicable to Loans comprising such Borrowing.

         SECTION IX.3. Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

         SECTION IX.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders.
If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having (x) a combined capital and surplus of at least $250,000,000 and (y) a credit rating of AA or better by Moody's or a comparable rating by S&P; provided, however, that if, after expending all reasonable commercial efforts, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in clause
(y) above, such retiring Administrative Agent shall be permitted to appoint as its successor from all available commercial banking institutions willing to accept such appointment such institution having the highest credit rating of all such available and willing institutions. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

                  (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

                  (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

         SECTION IX.5. Loans by Scotiabank. Scotiabank shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. Scotiabank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Scotiabank were not the Administrative Agent hereunder.

         SECTION IX.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION IX.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement or any other Loan Document.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION X.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

                  (a) extend any Commitment Termination Date or modify this
         Section 10.1 without the consent of all Lenders;

                  (b) increase the aggregate amount of any Lender's Percentage of any Commitment Amount, increase the aggregate amount of any Loans required to be made by a Lender pursuant to its Commitments or reduce any fees described in Article III payable to any Lender without the consent of such Lender;

                  (c) extend the Stated Maturity Date for any Lender's Loan, or reduce the principal amount of or rate of interest on any Lender's Loan or extend the date on which interest or fees payable in respect of such Lender's Loans, in each case without the consent of such Lender (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

                  (d) change the definition of "Required Lenders" or any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

                  (e) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

                  (f) release (i) any Guarantor from its obligations under a Guaranty or (ii) all or substantially all of the collateral under the Loan Documents, in either case without the consent of all Lenders as expressly provided herein or therein; or

                  (g) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), or any Issuer (in its capacity as Issuer), unless consented to by the Administrative Agent or such Issuer, as the case may be.

No failure or delay on the part of the Administrative Agent, any Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower or any other Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. Notwithstanding the foregoing, collateral shall be released from the Lien of the Loan Documents from time to time as necessary to effect any sale or pledge of assets permitted by this Agreement and the Loan Documents, and the Administrative Agent shall execute and deliver all release documents reasonably requested to evidence such release.

         SECTION X.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

         SECTION X.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Administrative Agent (including the fees and out-of-pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

                  (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

                  (b) the filing, recording, refiling or rerecording of any Loan Document and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the terms of any Loan Document; and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, or the issuance of the Notes, Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to each Secured Party incurred by such Secured Party in connection with (x) the negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION X.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrower hereby indemnifies, exonerates and holds each Secured Party and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with any Permitted Acquisition;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension), provided, that any such action is resolved in favor of such Indemnified Party;

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the Capital Stock or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Substance (provided, however, that the Borrower shall not be required to reimburse the

         Indemnified Parties for any routine audit or investigation conducted by the Lenders or the Administrative Agent);

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Substance (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; or

                  (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Notes and any transfer of the property of the Borrower or any of its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, the Borrower or such Subsidiary);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. The Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Secured Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, the Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of the Borrower with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION X.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION X.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION X.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION X.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

         SECTION X.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT (INCLUDING PROVISIONS WITH RESPECT TO INTEREST, LOAN CHARGES AND COMMITMENT FEES) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Agreement, the Notes, the other Loan Documents and the Fee Letter constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION X.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         SECTION X.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this Section.

         SECTION X.11.1.  Assignments.  Any Lender,

                  (a) with the consent of the Borrower and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and, which consent, in the case of the Borrower, shall not be required during the continuation of an Event of Default) may at any time assign and delegate to one or more commercial banks, financial institutions or other Persons, and

                  (b) upon notice to the Borrower and the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, Letter of Credit Outstandings and Commitments in a minimum aggregate amount of $5,000,000 (or, if less, the entire remaining amount of such Lender's Loans, Letter of Credit Outstandings, Revolving Loan Commitment or Term Loan Commitment). Each Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with a Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) written notice of such assignment and delegation, together with (i) payment instructions, (ii) the Internal Revenue Service forms or other statements contemplated or required to be delivered pursuant to Section 4.6, if applicable, and (iii) addresses and related information with respect to such Assignee Lender, shall have been delivered to the Borrower and the Administrative Agent by such assignor Lender and such Assignee Lender;

                  (d) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent;

                  (e) the processing fees described below shall have been paid; and

                  (f) the Administrative Agent shall have registered such assignment and delegation in the Register pursuant to clause (b) of
         Section 2.7.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement and such assignment and delegation is registered in the Register pursuant to clause (b) of Section 2.7, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative

Agent has received and accepted an executed Lender Assignment Agreement (and if requested by the Assignee Lender), but subject to clause (c), the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note (if requested by such Assignee Lender pursuant to Section 2.7(b)(ii)) evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder (and if requested by such Lender), a replacement Note in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, any Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark each predecessor Note "exchanged" and deliver each of them to the Borrower. Accrued interest and fees shall be paid as provided in the Lender Assignment Agreement, and shall be paid at the same time or times provided in any predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the Borrower or the Administrative Agent) pledge its Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

                  (g) Upon the effective date of an assignment described in clause (f), the Borrower shall issue a replacement Note or Notes, as the case may be and if requested by such Replacement Lender, to such Replacement Lender and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

         SECTION X.11.2. Participations. Any Lender may sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                  (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (c) the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (a), (b), (f) or, to the extent requiring the consent of each Lender, clause (c) of Section 10.1; and

                  (e) the Borrower shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 7.1.1, 10.3 and 10.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section 10.11.2 shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form 1001 or 4224 (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

         SECTION X.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION X.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, ANY ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE

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ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH
COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO THE BORROWER'S RIGHT TO CONTEST SUCH JUDGMENT BY MOTION OR APPEAL ON ANY GROUNDS NOT EXPRESSLY WAIVED IN THIS SECTION 10.13. THE BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON THE BORROWER'S BEHALF AND ON BEHALF OF THE BORROWER'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION X.14. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER, EACH ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN

RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, SUCH ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                         UNITED AUTO GROUP, INC.


                         By: /s/ Philip N. Smith, Jr.
                            ---------------------------------
                            Title: Senior Vice President

                         Address:  375 Park Avenue
                                   New York, NY  10152

                         Facsimile No.: (212) 593-1363

                         Attention:  James Davidson



                         THE BANK OF NOVA SCOTIA,
                          as the Administrative Agent


                         By: /s/ Brian Allen
                            ---------------------------------
                            Title:

                         Address: One Liberty Plaza
                                  New York, New York 10006

                         Facsimile No.: (212) 225-5090

                         Attention:  Brian Allen

                         LENDERS



                                       THE BANK OF NOVA SCOTIA


                                       By: /s/ Brian Allen
                                          ---------------------------------
                                            Title:

                                                                     SCHEDULE I


                    DISCLOSURE SCHEDULE TO CREDIT AGREEMENT


ITEM 2.1.2    Existing Letter of Credit.
ITEM 6.7      Litigation.
ITEM 6.8(a)   Borrower Capital Stock.
ITEM 6.8(b)   Owners of More than 5% of Borrower Capital Stock.
ITEM 6.8(c)   Subsidiaries.
ITEM 6.8(d)   Partnership Interests.
ITEM 6.8(e)   Options, Warrants, etc.
ITEM 6.8(f)   Ownership of Subsidiaries.
ITEM 6.9      Ownership of Properties.
ITEM 6.16     Licenses, Permits.
ITEM 6.17     Restrictions on Dividends.
ITEM 6.18     Agreements.
ITEM 7.2.2(b) Ongoing Indebtedness.
ITEM 7.2.2(g) Seller Notes.
ITEM 7.2.3(b) Ongoing Liens.
ITEM 7.2.3(n) Seller Note Liens.
ITEM 7.2.5(a) Ongoing Investments.

                                                                    SCHEDULE II


                                  PERCENTAGES;
                                  LIBO OFFICE;
                                DOMESTIC OFFICE


                                                                PERCENTAGES
                                                        ---------------------------------
NAME AND NOTICE                              DOMESTIC   REVOLVING LOAN       TERM LOAN
ADDRESS OF LENDER            LIBO OFFICE      OFFICE     COMMITMENT          COMMITMENT
-----------------            -----------      ------     ----------          ----------
The Bank of Nova Scotia
One Liberty Plaza               Same            Same        100%                100%
New York, NY 10006


                               TABLE OF CONTENTS

Section                                                                    Page

                             ARTICLE I

                     DEFINITIONS AND ACCOUNTING TERMS

1.1.    Defined Terms.........................................................2
1.2.    Use of Defined Terms.................................................27
1.3.    Cross-References.....................................................27
1.4.    Accounting and Financial Determinations..............................27

                             ARTICLE II

                   COMMITMENTS, BORROWING AND ISSUANCE
                 PROCEDURES, NOTES AND LETTERS OF CREDIT

2.1.    Commitments..........................................................28
2.1.1.  Revolving Loan Commitment............................................28
2.1.2.  Letter of Credit Commitment..........................................28
2.1.3.  Term Loan Commitment.................................................29
2.1.4.  Lenders Not Permitted or Required to Make Loans......................29
2.1.5.  Issuer Not Permitted or Required to Issue Letters of Credit..........29
2.2.    Reduction of the Commitment Amounts..................................29
2.2.1.  Optional.............................................................30
2.3.    Borrowing Procedure..................................................30
2.4.    Continuation and Conversion Elections................................30
2.5.    Funding..............................................................31
2.6.    Issuance Procedures..................................................31
2.6.1.  Other Lenders' Participation.........................................31
2.6.2.  Disbursements........................................................32
2.6.3.  Reimbursement........................................................32
2.6.4.  Deemed Disbursements.................................................32
2.6.5.  Nature of Reimbursement Obligations..................................33
2.7.    Register; Notes......................................................34

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.    Repayments and Prepayments; Application..............................35
3.1.1.  Repayments and Prepayments...........................................35
3.1.2.  Application..........................................................37
3.2.    Interest Provisions..................................................37
3.2.1.  Rates................................................................38
3.2.2.  Post-Maturity Rates..................................................38
3.2.3.  Payment Dates........................................................38
3.3.    Fees.................................................................39
3.3.1.  Commitment Fee.......................................................39

3.3.2.   Agent's Fee.........................................................39
3.3.3.   Letter of Credit Fee................................................39

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.     LIBO Rate Lending Unlawful..........................................40
4.2.     Deposits Unavailable................................................40
4.3.     Increased LIBO Rate Loan Costs, etc.................................40
4.4.     Funding Losses......................................................41
4.5.     Increased Capital Costs.............................................41
4.6.     Taxes...............................................................42
4.7.     Payments, Computations, etc.........................................45
4.8.     Sharing of Payments.................................................45
4.9.     Setoff..............................................................46
4.10.    Replacement of Lender...............................................46

                                   ARTICLE V

                        CONDITIONS TO CREDIT EXTENSIONS

5.1.     Initial Credit Extension............................................47
5.1.1.   Resolutions, etc....................................................47
5.1.2.   Delivery of Notes...................................................47
5.1.3.   Guaranty............................................................47
5.1.4.   Pledge Agreement....................................................48
5.1.5.   Foreign Pledge Agreements...........................................48
5.1.6.   Closing Date Certificate............................................49
5.1.7.   Financial Information, etc..........................................49
5.1.8.   Compliance Certificate..............................................49
5.1.9.   Solvency, etc.......................................................49
5.1.10.  Closing Fees, Expenses, etc.........................................49
5.1.11.  Insurance...........................................................50
5.1.12.  Termination of Existing Credit Agreement............................50
5.1.13.  Opinions of Counsel.................................................50
5.2.     All Credit Extensions...............................................50
5.2.1.   Compliance with Warranties, No Default, etc.........................50
5.2.2.   Credit Extension Request, etc.......................................51
5.2.3.   Satisfactory Legal Form.............................................51
5.2.4.   Borrowings in Connection with Acquisitions..........................51

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

6.1.     Organization, etc...................................................52
6.2.     Due Authorization, Non-Contravention, etc...........................52
6.3.     Government Approval, Regulation, etc................................52
6.4.     Validity, etc.......................................................53
6.5.     Financial Information...............................................53
6.6.     No Material Adverse Change..........................................53

6.7.     Litigation, Labor Controversies, etc................................53
6.8.     Capitalization and Subsidiaries.....................................53
6.9.     Ownership of Properties.............................................54
6.10.    Taxes...............................................................55
6.11.    Compliance with ERISA...............................................55
6.12.    Environmental Matters...............................................55
6.13.    Accuracy of Information.............................................55
6.14.    Regulations G, U and X..............................................55
6.15.    Issuance of Subordinated Debt; Status of Obligations as Senior
           Indebtedness, etc.................................................56
6.16.    Licenses, Permits, Etc..............................................56
6.17.    Payment of Dividends by Subsidiaries................................57
6.18.    Certain Agreements..................................................57
6.19.    Compliance with Certain Agreements..................................57

                               ARTICLE VII

                                COVENANTS

7.1.     Affirmative Covenants...............................................57
7.1.1.   Financial Information, Reports, Notices, etc........................57
7.1.2.   Maintenance of Existence; Compliance with Laws, etc.................60
7.1.3.   Maintenance of Properties...........................................60
7.1.4.   Insurance...........................................................60
7.1.5.   Books and Records...................................................61
7.1.6.   Environmental Law Covenant..........................................61
7.1.7.   Future Subsidiaries.................................................62
7.1.8.   Use of Proceeds.....................................................63
7.1.9.   External Inventory Audits...........................................63
7.1.10.  Ownership of Subsidiaries...........................................63
7.2.     Negative Covenants..................................................63
7.2.1.   Business Activities.................................................63
7.2.2.   Indebtedness........................................................63
7.2.3.   Liens...............................................................65
7.2.4.   Financial Condition and Operations..................................67
7.2.5.   Investments.........................................................69
7.2.6.   Restricted Payments, etc............................................71
7.2.7.   No Prepayment of Subordinated Debt..................................71
7.2.8.   Stock of Subsidiaries...............................................72
7.2.9.   Consolidation, Merger, etc..........................................72
7.2.10.  Permitted Dispositions..............................................73
7.2.11.  Modification of Certain Agreements..................................73
7.2.12.  Transactions with Affiliates........................................73
7.2.13.  Restrictive Agreements, etc.........................................74
7.2.14.  Sale and Leaseback..................................................74
7.2.15.  Limitation on Floor Plan Amendments.................................74

                               ARTICLE VIII

                             EVENTS OF DEFAULT

8.1.     Listing of Events of Default........................................74
8.1.1.   Non-Payment of Obligations..........................................74
8.1.2.   Breach of Warranty..................................................75
8.1.3.   Non-Performance of Certain Covenants and Obligations................75
8.1.4.   Non-Performance of Other Covenants and Obligations..................75
8.1.5.   Default on Other Indebtedness.......................................75
8.1.6.   Judgments...........................................................75
8.1.7.   ERISA...............................................................75
8.1.8.   Change in Control...................................................76
8.1.9.   Bankruptcy, Insolvency, etc.........................................76
8.1.10.  Impairment of Security, etc.........................................76
8.1.11.  Failure of Subordination............................................77
8.2.     Action if Bankruptcy................................................77
8.3.     Action if Other Event of Default....................................77


                               ARTICLE IX

                         THE ADMINISTRATIVE AGENT

9.1.     Actions.............................................................78
9.2.     Funding Reliance, etc...............................................78
9.3.     Exculpation.........................................................79
9.4.     Successor...........................................................79
9.5.     Loans by Scotiabank.................................................80
9.6.     Credit Decisions....................................................80
9.7.     Copies, etc.........................................................80

                               ARTICLE X

                          MISCELLANEOUS PROVISIONS

10.1.    Waivers, Amendments, etc............................................81
10.2.    Notices.............................................................82
10.3.    Payment of Costs and Expenses.......................................82
10.4.    Indemnification.....................................................83
10.5.    Survival............................................................84
10.6.    Severability........................................................84
10.7.    Headings............................................................84
10.8.    Execution in Counterparts, Effectiveness, etc.......................84
10.9.    Governing Law; Entire Agreement.....................................85
10.10.   Successors and Assigns..............................................85
10.11.   Sale and Transfer of Loans and Notes; Participations in
           Loans and Notes...................................................85
10.11.1. Assignments.........................................................85
10.11.2. Participations......................................................87
10.12.   Other Transactions..................................................88
10.13.   Forum Selection and Consent to Jurisdiction.........................88
10.14.   Waiver of Jury Trial................................................89

Section Page

Section Page

Section Page

SCHEDULE I       -        Disclosure Schedule
SCHEDULE II      -        Percentages; LIBO Office; Domestic Office

EXHIBIT A-1      -        Form of Revolving Note
EXHIBIT A-2      -        Form of Term Note
EXHIBIT B-1      -        Form of Borrowing Request
EXHIBIT B-2      -        Form of Issuance Request
EXHIBIT C        -        Form of Continuation/Conversion Notice
EXHIBIT D        -        Form of Lender Assignment Agreement
EXHIBIT E        -        Form of Compliance Certificate
EXHIBIT F        -        Form of Borrower Closing Date Certificate
EXHIBIT G        -        Form of Officer's Solvency Certificate
EXHIBIT H        -        Form of Pledge Agreement
EXHIBIT I        -        Form of Guaranty
EXHIBIT N-1      -        Form of Opinion of New York Counsel to the Obligors
EXHIBIT N-2      -        Form of Opinion of General Counsel to the Borrower


                                     -viii-